Exhibit 4.9

Put and Call Option to Lease

in respect of premises at Building B, 20-24 Rodborough

Road, Frenchs Forest,

GE Real Estate

Investments Australia Pty Limited

Goodman Property

Services (Aust) Pty Limited

Pharmaxis Ltd ACN 082 811 630

Goodman International

60 Castlereagh St

Sydney NSW 2000

Tel 02 9230 7400

Fax 02 9230 7444

www.goodmanintl.com

Put and Call Option to Lease

Table of Contents

1.	Definitions and Interpretation		2

	1.1	Definitions	2
	1.2	Interpretation	9

2.	Put and Call Options		10
	2.1	Call Option	10
	2.2	Put Option	11
	2.3	No Agreement for Lease	11

3.	Developer’s Works		12

	3.1	Not used	12
	3.2	Carrying out of the Developer’s Works	12
	3.3	Alterations to the Developer Outline Plans and Specifications	12
	3.4	Extensions to the Target Date for Practical Completion	13
	3.5	Termination if Practical Completion not reached by Sunset Date	13
	3.6	Completion of the Developer’s Works	13
	3.7	Project Control Group	14
	3.8	Design	15
	3.9	Access	15
	3.10	Independent Certifiers Deed	15
	3.11	Developer’s Breach	15
	3.12	Defects Liability	15
	3.13	Building Records	16
	3.14	Certifications	16

4.	Base Building Modifications		16

	4.1	Base Building Modifications	16
	4.2	Where Tenant proposes Base Building Modification	16
	4.3	Implementation of Base Building Modification	17
	4.4	Limitation on Base Building Modifications	18

5.	Pharmaxis’ Plans and Specifications		19

	5.1	Program	19
	5.2	Preparation of Pharmaxis’ Plans and Specifications	19
	5.3	Developer’s review	19
	5.4	No Costs	20

6.	Tenant to apply for Use Consent, Building Approval and Other Approvals		20

	6.1	Use Consent, Pharmaxis’ Approval and Other Approvals	20
	6.2	Information	21

7.	Pharmaxis’ Works		21

	7.1	Access to the Premises	21
	7.2	Initial Access to the Premises	21
	7.3	Access arrangements	22
	7.4	Construction of the Pharmaxis Works	22

Page (i)

Put and Call Option to Lease

	7.5	Limited Access for the Developer and the Developer’s Contractors to Initial Access Area	23
	7.6	No delivery of possession	24
	7.7	Alterations	24
	7.8	Risk, release and indemnity	24
	7.9	Developer’s Contractor may construct Pharmaxis’ Works	25
	7.10	Principal Contractor	26

8.	Electricity kiosk		27

	8.1	Acknowledgment	27
	8.2	Location of Substation site	27

9.	Warranties		27

	9.1	Warranties by Each Party	27
	9.2	Condition of Land	27

10.	Non Disclosure		27

	10.1	Confidentiality	27
	10.2	Exceptions	28
	10.3	Media Releases	28
	10.4	Survive termination	28

11.	GST		28

	11.1	Definitions	28
	11.2	Payment of GST	29
	11.3	Input tax credit	29

12.	Dispute Determination		29

	12.1	Resolution of dispute	29
	12.2	Procedure on dispute and appointment	29
	12.3	Failure to agree on consultant and appointment	29
	12.4	The Expert	30
	12.5	Expert determination	30
	12.6	No suspension	30
	12.7	Joinder of disputes	30
	12.8	Declaratory or injunctive relief	30
	12.9	Override	31

13.	Termination		31

	13.1	Liquidation & breach	31
	13.2	Damages payable by Pharmaxis	31
	13.3	Damages payable by the Developer	31
	13.4	Assignment of intellectual property	31

14.	Assignment		32

	14.1	By Pharmaxis	32
	14.2	Deed with New Owner	32

15.	Bank Guarantee		32

	15.1	Tenant to provide	32
	15.2	Default by Tenant	32
	15.3	Tenant to keep current	33

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Put and Call Option to Lease

	15.4	Transfer by Landlord	33

16.	Notices		33

	16.1	Service of notices, etc.	33
	16.2	Notices relating to Practical Completion	34

17.	Severance		34

18.	Entire Agreement		34

19.	Amendment		34

20.	No waiver		34

21.	No Merger		35

22.	Stamp duty and costs		35

	22.1	Negotiation and preparation costs	35
	22.2	Stamp duty	35

23.	Governing Law		35

24.	Counterparts		35

25.	Limitation Period		35

Page (iii)

Put and Call Option to Lease

SCHEDULE

ITEM	TERM	DEFINITION	KEY PROVISIONS

1	Land	The whole of the land in certificate of title 34/842139	—

2	Target Date for Practical Completion	The date occurring 52 weeks after the Date of this Deed as extended from time to time under this Deed	Clause 3.2(b) and Clause 3.4

3	Access Date	The date occurring 46 weeks after the Date of this Deed (being the date six (6) weeks before the Target Date for Practical Completion).	Clause 7.1

4	Rentalised Rate	The rate of 8% per annum	Clauses 3.3(b), 1.1(b)(i)

5	Amortisation Rate	The rate of 8.25% per annum	Clauses 3.1, 1.1(b)(ii) and 7.9(h)

6	Proposed Lettable Area	4022 sqm of warehouse space 3250 sqm of office space	Clauses 3.2(c) and 1.2(h) and 1.4(b) of Annexure H

7	Access Period	The period commencing on the Access Date and expiring on the Commencing Date.

8	Warehouse Space Rate	Means the rate of $140 per sqm	Clause 1.2(c) of Annexure H

9	Office Space Rate	Means the rate of $275 per sqm	Clause 1.2(c) of Annexure H

10	Bank Guarantee	$892,035	Clause 15

11	Estate	Warringah Corporate Centre

Put and Call Option to Lease

Date	2007

Parties

1.	GE Real Estate Investments Australia Pty Limited ABN: 20 111 706 944 Level 14, NAB House, 255 George Street, Sydney NSW 2000 (GE)

2.	Goodman Property Services (Aust) Pty Limited ABN: 40 088 981 793 Level 10, 100 Castlereagh Street, Sydney NSW 2000 (Developer)

3.	Pharmaxis Ltd (ACN 082 811 630) Unit 2, 10 Rodborough Road, Frenchs Forest NSW 2086 (Pharmaxis)

Recitals

A	GE is entitled to be the registered proprietor of the Land pursuant to the Land Sale Contract.

B	The Developer has agreed to carry out the Developer’s Works in accordance with this Deed.

C	Pharmaxis will procure the completion of the Pharmaxis Works.

D	If the Put Option or the Call Option is exercised in accordance with this Deed, on the Commencing Date, GE must grant and Pharmaxis must take a lease of the Premises on the terms of the Lease.

It is agreed as follows.

1.	Definitions and Interpretation

1.1	Definitions

The following definitions apply where used in this Deed and the Recitals.

Access Areas means the part of the Premises, as determined by the Developer which may be accessed by Pharmaxis from the Access Date.

Access Date means the date specified in Item 3.

Access Period means the period set out in item 7 commencing on the Access Date.

Amortisation Rate means the rate specified in Item 5.

Put and Call Option to Lease

Amortised Items means the works and/or items, the cost of which are amortised under this Deed.

Annexure means an annexure to this Deed.

Authorised Officer has the same meaning as given to it in the Lease.

Assets includes all assets, property and rights real and personal of any value whatsoever of the Trust.

Authority includes:

(a)	any government in any jurisdiction, whether federal, state, territorial or local;

(b)	any provider of public utility services, whether statutory or not; and

(c)	any other person, authority, instrumentality or body having jurisdiction, rights, powers, duties or responsibilities over the Premises or any part of them or anything in relation to them.

Bank Guarantee means an irrevocable and unconditional undertaking issued by a trading bank or other financial institution approved by GE in its absolute discretion to pay the amount specified in Item 10.

Base Building Approvals means all necessary approvals, consents, permissions and licences of all relevant Authorities relating to the performance of the Developer’s Works including the Development Consent (but excluding those relating to or as a consequence of the Pharmaxis Works or Pharmaxis’ proposed use of the Premises).

Base Building Modification means any works requested by Pharmaxis in accordance with clause 4.1.

Business Day means any day except Saturday or Sunday or a day that is a public holiday in New South Wales.

Call Option means the call option granted to Pharmaxis under clause 2.1 of this Deed.

Call Option Fee means $1.00

Call Option Period means the period starting on 1 February 2008 and ending on 1 May 2008.

Certificate of Practical Completion means a certificate issued in accordance with clause 3.6(c).

Claim includes any claim, demand, remedy, suit, injury, damage, loss, Cost, liability, action, proceeding, right of action, claim for compensation and claim for abatement of rent obligation.

Commencing Date means the earlier of:

(a)	one Business Day after the Date of Practical Completion; and

(b)	the date Pharmaxis commences to trade or operate from the Premises.

Constitution means the constitution of the Trust as amended from time to time.

Construction Contract means the contract between the Developer and the Developer’s Contractor relating to the Developer’s Works.

Put and Call Option to Lease

Contamination means the presence in, on or under land of a substance at a concentration above the concentration at which the substance is normally present in, on or under (respectively) land in the same locality, being a presence that presents a risk of harm to human health or any other aspect of the environment. For the avoidance of doubt, land includes water on or below the surface of the land. “Contaminant” and “Contaminated” have corresponding meanings.

Corporations Act means the Corporations Act 2001 (Cth).

Cost includes any reasonable cost, charge, expense, outgoing, payment or other expenditure of any nature (whether direct, indirect or consequential and whether accrued or paid) reasonably incurred by a party.

Date of Practical Completion means the date on which Practical Completion of the Developer’s Works is reached as specified in the certificate issued under clause 3.6(c).

Development Agreement means the agreement dated on or about the same date as this Deed between GE and the Developer under which the Developer has agreed to undertake the Developer’s Works.

Development Consent means development consent number 2006/1027 issued by Warringah Council.

Developer’s Contractor means the “Contractor” under the Construction Contract.

Developer’s Contractors and Employees includes the employees, agents, contractors, consultants, customers, workmen, invitees, clients and visitors of the Developer, its licensees and concessionaires and others who may at any time be in or on the Premises or the Land, with or without invitation.

Developer Outline Plans and Specifications means the design brief for a pharmaceutical warehouse, pharmaceutical manufacturing and office building and the outline plans and specifications agreed by the Developer and Pharmaxis annexed to this Deed as Annexure D as amended from time to time in accordance with this Deed.

Developer’s Works means all work, in accordance with the Developer Outline Plans and Specifications and any Base Building Modifications approved under clause 4, to be undertaken by or on behalf of Pharmaxis by the Developer.

Dispute means any dispute between or among the parties in relation to any matter under this Deed.

Dispute Notice means a notice issued pursuant to clause 12.2.

Electricity Supplier means any supplier of electricity.

Estate means the estate specified in Item 11 including the Land together with any other land designated by GE from time to time as forming part of the estate other than land or part thereof not owned by GE.

Event of Default means each of the following events:

(a)	a party fails to perform or observe any of its obligations under this Deed and has not rectified that failure within 30 days after receipt of written notice from a non-defaulting party; or

Put and Call Option to Lease

(b)	a party becomes Insolvent.

Expert means an appropriately qualified independent party with expertise in the area the subject of the relevant Dispute.

GE’s Contractors and Employees includes the employees, agents, contractors, consultants, invitees of GE and others who may at any time be in or on the Premises or the Land, with the authority of GE but excluding the Developer, the Developer’s Contractors and Employees, Pharmaxis and Pharmaxis’ Contractors and Employees.

GST means the goods and services tax as imposed by the GST Law including, where relevant, any related interest, penalties, fines or other charge.

GST Amount means, in relation to a Payment, an amount arrived at by multiplying the Payment (or the relevant part of a Payment if only part of a Payment is the consideration for a Taxable Supply) by the appropriate rate of GST prescribed under the GST Law from time to time (being 10% when the GST Law commenced) or any lower rate notified from time to time by the person making the relevant Supply.

GST Law has the meaning given to that term in A New Tax System (Goods and Services Tax) Act 1999, or, if that Act is not valid or does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

Independent Certifier means the independent certifier appointed under the Independent Certifier’s Deed. If the Independent Certifier is unable or unwilling to act, then the parties shall jointly appoint an accredited certifier with:

(a)	Accreditation under the Building Professionals Act 2005 and under the Environmental Planning and Assessment Act 1979 ;
(b)	A minimum of 10 years experience in certifying complex large commercial buildings

If the parties cannot jointly agree on a suitable accredited certifier within 10 business days, then an accredited certifier with the above credentials shall be appointed by the Building Professionals Board.

Independent Certifier’s Deed means the deed dated on or about the same date as this Deed between GE, Pharmaxis, the Developer, the Builder and the Independent Certifier.

Initial Access Areas means those areas shown in red edging in the Initial Access Plan attached to this Deed as Annexure E.

Initial Access Date means the date, determined by the Independent Certifier (acting reasonably) when:

(a)	the Developer’s Works are completed to a stage where it is feasible to permit Pharmaxis to commence and proceed with the Initial Pharmaxis’ Works within the Initial Access Areas; and

(b)	The Developer’s Contractors have vacated the Initial Access Areas; and

(c)	All services (reasonably required by Pharmaxis to allow the Initial Pharmaxis’ Works within the Initial Access Areas to proceed) to the Initial Access Areas are substantially complete and operational, and not being before 1 April 2008 and not being later than 10 Business Days before the

Put and Call Option to Lease

Access Date.

Initial Access Period means the period after the Initial Access Date required to complete the Initial Pharmaxis’ Works.

Initial Pharmaxis’ Works means that part of the Pharmaxis” Works comprising the installation of the spray dryer and other ancillary equipment within the Initial Access Area;

Insolvent has the same meaning as in the Lease.

Item means an Item in the Schedule.

Kiosk Land means the land (if any) which GE proposes to lease to the Electricity Supplier for the installation and operation of an electricity substation and includes the land the subject of any easements to be granted by GE to the Electricity Supplier in order to permit access to and from the electricity kiosk.

Land means the land specified in Item 1 on which the Premises are located.

Land Sale Contract means the contract for sale and purchase of the Land between Trust Company Ltd as vendor and GE as purchaser.

Law includes any requirement of statute, rule, regulation, proclamation, ordinance, by-law or Australian Standard present or future and whether state, federal or otherwise.

Lease means a lease in the form annexed to this Deed as Annexure B completed in accordance with Annexure H.

Lettable Area means in respect of the Premises, the Estate or any part of them, the lettable area measured in accordance with the method of measurement adopted by the Property Council of Australia Limited for buildings which are similar to the Premises.

Modification Cost means the Cost to the Developer of effecting a Base Building Modification including:

(a)	the following costs as properly charged by the Developer’s Contractor:

(i)	the Cost of carrying out the work the subject of the Base Building Modification;

(ii)	acceleration costs as set out in the Construction Contract between the Developer and the Developer’s Contractor;

(iii)	delay costs as set out in the Construction Contract between the Developer and the Developer’s Contractor;

(iv)	the cost of demolishing, altering or rebuilding any part of the Developer ‘s Works in order for the Base Building Modification to be effected; and

(v)	a reasonable profit and off-site overhead margin for the Base Building Modification not exceeding 10% of the actual building cost;

(b)	Authority fees; and

(c)	all proper and reasonable fees of the Developer in respect of the approval and management of the Base Building Modification.

Office Space Rate means the amount specified in Item 9.

Put and Call Option to Lease

Other Approvals means all approvals (other than the Use Consent and Pharmaxis’ Approvals) required, if any, to permit Pharmaxis to lawfully use the Premises for the use permitted under the Lease.

Payment means:

(a)	the amount of any monetary consideration (other than a GST Amount payable under clause 11); and

(b)	the GST Exclusive Market Value of any non-monetary consideration,

paid or provided by Pharmaxis for this Deed or by GE, the Developer or Pharmaxis for any other Supply made under or in connection with this Deed and includes any amount payable by way of indemnity, reimbursement, compensation or damages.

Pharmaxis’ Approvals means all consents, permits, licences and approvals required to carry out the Pharmaxis Works.

Pharmaxis’ Contractors and Employees includes the employees, agents, contractors, consultants, customers, workmen, invitees, clients and visitors of Pharmaxis, its subtenants, licensees and concessionaires and others who may at any time be in or on the Premises or the Land, with or without invitation.

Pharmaxis’ Fixtures means the items installed by or on behalf of Pharmaxis in the Premises from time to time as fittings or fixtures.

Pharmaxis’ Incentive means an amount of $3,578,597 (exclusive of GST) to be paid by the Developer to Pharmaxis to be used by Pharmaxis (at Pharmaxis’ absolute discretion) for

(a)	payment for the Pharmaxis Works; or

(b)	payment for Modification Costs; or

(c)	payment of rent under the Lease.

Pharmaxis’ Plans and Specifications means the plans and specifications referred to in clause 1.1(a) which are approved by the Developer or if rejected by the Developer are approved by the Expert.

Pharmaxis’ Works means all work including the Initial Pharmaxis’ Works (including the fitout works and installation of Pharmaxis’ Fixtures) to be undertaken by or on behalf of Pharmaxis on the Premises.

Practical Completion means the execution of the Developer’s Works to a stage where:

(a)	the Developer’s Works have been completed:

(i)	substantially in accordance with the Developer Outline Plans and Specifications;

(ii)	in accordance with the Base Building Approvals; and

(iii)	in accordance with the imposed requirements of any relevant Authority,

but excluding any works which cannot be completed until after the completion of the Pharmaxis Works and minor defects or omissions which do not materially and

Put and Call Option to Lease

adversely affect the ability of Pharmaxis to use and occupy the Developer’s Works as contemplated under the Lease;

(b)	all authorisations necessary to use and occupy the Developer’s Works are in force, except for any which cannot be obtained until the Pharmaxis’ Works have been completed, the Use Consent or any which are required for a specific activity or business carried on by Pharmaxis (for example, liquor licence, dangerous goods permit, business licence or accreditation);

(c)	all services and installations incorporated in the Developer’s Works, including mechanical, electrical, hydraulic, water and fire protection services, are:
(i)	physically completed and commissioned; and

(ii)	initially and finally tested, as any Authority may require,

except where the failure to satisfy these requirements is caused exclusively by Pharmaxis failing to complete the Pharmaxis Works.

Notwithstanding the foregoing, Practical Completion will not be deemed to have occurred unless:

(a)	all permanent access to the Premises, including the Access Areas, has been completed;

(b)	all services which Developer is obliged to supply under the Developer Outline Plans and Specifications have been supplied in accordance with the Developer Outline Plans and Specifications and are separately metered (where appropriate);

(c)	permanent access to the Premises is available to Pharmaxis to allow the normal operations of Pharmaxis’ business without unreasonable hindrance;

(d)	all construction equipment (other than equipment necessary to complete the Pharmaxis Works and remedy any defects and Pharmaxis’ construction equipment) has been removed from and around the Premises which has been cleared and landscaping has been completed in accordance with the requirements of any relevant approvals by an Authority;

(e)	all mechanical, pneumatic, electrical and other equipment, plant, machinery, fixtures and fittings (including racking and refrigeration equipment) specified in the Developer Outline Plans and Specifications have been installed in the Premises in accordance with the Developer Outline Plans and Specifications, the building permit and the requirements of all suppliers and any Authority and any agreed variations to the Developer’s Works are in proper working condition and operating in the Premises;

(f)	all water, electricity and other services which are necessary to enable Pharmaxis to operate in business from the Premises have been completed and connected and are fully operational (except for the Pharmaxis Works);

(g)	no item of works (except the Pharmaxis Works) which would prevent Pharmaxis fully operating its business from the Premises is incomplete;

Put and Call Option to Lease

Subject always to the exclusion of any Developer’s Works which cannot be completed until after the completion of the Pharmaxis Works.

Premises mean the premises the subject of the Lease which, subject to this Deed, are anticipated to be as shown in Annexure A and which, for the avoidance of doubt, excludes the Substation Land (if any).

President means the President of the Royal Australian Institute of Architects in the state in which the Premises are located.

Proposed Lettable Area means, in respect of each use specified in Item 6, the Lettable Area specified in Item 6 in relation to that use.

Put Option means the put option granted by Pharmaxis to GE under clause 2.2 of this Deed.

Put Option Fee means $1.00.

Put Option Period means the period starting on the earlier of 2 May 2008 and the date on which the Developer gives notice or, if such notice is not given, is, in GE’s reasonable opinion, required to give notice to GE and Pharmaxis under clause 3.6(a) of this Deed and ending on the date of termination of this Deed.

Quantity Surveyor means a qualified quantity surveyor nominated and appointed by Developer.

Rentalised Rate means the rate specified in Item 4.

Sunset Date means three (3) months after the Target Date for Practical Completion.

Target Date for Practical Completion means the date specified in Item 2.

Use Consent means all consents and approvals required to enable Pharmaxis to use the Premises for the use permitted by the Lease and for Pharmaxis to operate its business from the Premises.

Warehouse Space Rate means the amount specified in Item 8.

1.2	Interpretation

Headings and the key provisions noted in the fourth column of the Schedule are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

(a)	The singular includes the plural and conversely.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

(e)	clause, subclause, paragraph, subparagraph or Schedule refers to a clause, subclause, paragraph, subparagraph or schedule to this Deed.

Put and Call Option to Lease

(f)	A reference to any party to this Deed or any other agreement or document includes the party’s successors and permitted assigns.

(g)	A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Deed.

(h)	A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

(i)	A reference to dollars or $ is to Australian currency.

(j)	A reference to a right or obligation of any 2 or more persons confers that right, or imposes that obligation, as the case may be, jointly and severally.

(k)	A reference to conduct includes any omission, statement or undertaking, whether or not in writing.

(l)	Mentioning anything after include, includes or including does not limit what else might be included.

(m)	Unless expressly stated in a particular provision, GE may withhold its consent or approval under this Deed in its absolute discretion.

(n)	A reference to the whole includes part.

(o)	Where a reference is made to any person, body or Authority, that reference, if the person, body or Authority has ceased to exist, will be to the person, body or Authority as then serves substantially the same objects as that person, body or Authority.

(p)	Any reference to the President of that person, body or Authority, in the absence of a President, will be read as a reference to the senior officer for the time being of the person, body or Authority or any other person fulfilling the duties of President.

(q)	Any clause which requires that a third party act or refrain from acting will be read (where the context permits) that the party to this Deed appointing or otherwise having control of that third party shall cause or procure that third party to act or refrain from acting.

(r)	No rule of construction applies to the disadvantage of a party on the basis that the party put forward this Deed or any part.

2.	Put and Call Options

2.1	Call Option

(a)	In consideration of the payment by Pharmaxis to GE of the Call Option Fee (the receipt of which GE acknowledges on the date of this Deed), GE grants to Pharmaxis during the Call Option Period an option to enter into an agreement for the lease of the Premises.

(b)	The Call Option may only be exercised:

Put and Call Option to Lease

(i)	if this Deed has not been terminated;

(ii)	the Put Option has not been exercised; and

(iii)	Pharmaxis delivers to GE on any Business Day during the Call Option Period a written notice duly executed by Pharmaxis advising GE that Pharmaxis is, by delivery of that notice, exercising the Call Option.

(c)	The Call Option constitutes an irrevocable offer by GE to enter into a binding agreement for the lease of the Premises to Pharmaxis which may only be exercised by Pharmaxis strictly in accordance with the provisions of this Deed, otherwise this Call Option will lapse and be of no further force or effect.

(d)	On the exercise of the Call Option in accordance with clause 2.1(b), an agreement for the lease of the Premises will arise between GE and Pharmaxis on the terms contained in Annexure H.

2.2	Put Option

(a)	In consideration of the payment by GE to Pharmaxis of the Put Option Fee (the receipt of which is acknowledged on the date of this Deed), Pharmaxis grants to GE during the Put Option Period an option to require Pharmaxis to enter into an agreement for the lease of the Premises.

(b)	The Put Option may only be exercised:

(i)	if this Deed has not been terminated; and

(ii)	the Call Option has not been exercised; and

(iii)	GE delivers to Pharmaxis on any Business Day during the Put Option Period a written notice duly executed by GE advising Pharmaxis that GE is by delivery of that notice exercising the Put Option.

(c)	On the exercise of the Put Option in accordance with clause 2.2(b), an agreement for the lease of the Premises will arise between GE and Pharmaxis on the terms contained in Annexure H.

(d)	The Put Option constitutes an irrevocable offer by Pharmaxis to enter into a binding agreement for the lease of the Premises with GE which may only be exercised by GE strictly in accordance with the provisions of this Deed otherwise this Put Option will lapse and be of no further force or effect.

2.3	No Agreement for Lease

For the avoidance of doubt the parties acknowledge that this Deed does not constitute an agreement for lease. Notwithstanding the rights and obligations of the parties which arise under the succeeding provisions of this Deed, there will be no obligation on either party to enter into the Lease unless and until the Put Option or the Call Option is exercised. If the Put Option and the Call Option lapse without being exercised then neither party is bound by the Lease and this Deed will terminate and shall cease to be of any force and effect. However such termination shall not affect a party’s rights in respect of a prior breach of this Deed. If the Put Option is exercised during the Put Option Period or if the Call Option is exercised during the Call Option Period the provisions contained in Annexure H apply,

Put and Call Option to Lease

otherwise those provisions do not apply.

3.	Developer’s Works

3.1	Not used

3.2	Carrying out of the Developer’s Works

The Developer must:

(a)	at its Cost, procure the Developer’s Works to be carried out in:

(i)	a proper and workmanlike manner,

(ii)	using good quality new materials;

(iii)	accordance with the Developer Outline Plans and Specifications;

(iv)	accordance with the Base Building Approvals;

(v)	accordance with any Base Building Modification which is required to be undertaken by the Developer under clause 4; and

(vi)	accordance with the relevant requirements of Authorities and all Laws.

(b)	use all due diligence (including but not limited to the proper and timely management, supervision and instruction of all the Developer’s Contractors and Employees) to complete the Developer’s Works by the Target Date for Practical Completion; and

(c)	ensure that at Practical Completion the Premises have the Proposed Lettable Area with a maximum tolerance of minus 5% (in each specified case if applicable). There is no limit on the extent by which the Lettable Area of the Premises may exceed the Proposed Lettable Area due to the cap on the rent referred to in Annexure H and, if such exceedance occurs, the rent is to be calculated in accordance with clauses 1.2(h) and 1.4(b) of Annexure H. If the Proposed Lettable Area of the whole of the Premises exceeds the maximum tolerance of minus 5% (excluding any reduction of Lettable Area resulting from a Base Building Modification), then Pharmaxis may terminate the Agreement if it serves a notice on GE and the Developer in accordance with clause 16 of this Deed. Any such notice of termination will be of no effect unless it is served within 20 Business Days of Pharmaxis being notified of the Lettable Area of the Premises.

3.3	Alterations to the Developer Outline Plans and Specifications

(a)	The Developer may alter the Developer Outline Plans and Specifications if:

(i)	in the Developer’s reasonable opinion, alterations are necessary or desirable; or

(ii)	alterations are required by the terms of the Base Building Approvals or an Authority or to comply with Law.

(iii)	provided that any changes are minor and do not materially affect Pharmaxis Use of the Premises

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(b)	The Developer will pay the Cost of any alterations under clause 3.3(a)(i) but the Cost of any alterations made under clause 3.3(a)(ii) will be rentalised by increasing the commencing annual rent under the Lease by an amount equal to the Cost of those works multiplied by the Rentalised Rate.

(c)	Despite any other provision contained in this clause 3.3, before altering the Developer Outline Plans and Specifications, the Developer must submit the proposed alterations to Pharmaxis and GE for discussion and agreement by the parties at the next meeting of the project control group referred to in clause 3.7 or at such earlier time as may be reasonably required by either party.

3.4	Extensions to the Target Date for Practical Completion

The Target Date for Practical Completion is extended by a period in aggregate equal to:

(a)	the extensions of time that the Independent Certifier approves for the purposes of the Developer’s Construction Contract provided that under no circumstances shall the Target Date for Practical Completion be extended under this subclause beyond 20 Business Days after the Target Date; and

(b)	the time that the Developer’s Works are delayed by the Initial Pharmaxis Works extending beyond 7 days or Pharmaxis Works interfering with the timely completion of the Developer’s Works. Pharmaxis and the Developer shall agree on the time extension, or if they fail to agree within 5 Business Days of commencing consultations, either Pharmaxis or the Developer may refer the matter in dispute to the Independent Certifier for determination;

(c)	the time that the Developer’s Works are delayed by any Base Building Modifications required by Pharmaxis in accordance with clause 4. Pharmaxis and the Developer shall agree on the time extension, or if they fail to agree within 5 Business Days of commencing consultations, either Pharmaxis or the Developer may refer the matter in dispute to the Independent Certifier for determination;

3.5	Termination if Practical Completion not reached by Sunset Date

Pharmaxis may, after consulting with the Developer and GE, terminate this Deed by notice in writing to the Developer and GE if Practical Completion is not achieved on or before the Sunset Date. If Practical Completion is not reached by the Sunset Date, Pharmaxis may only terminate this Deed at any time prior to the date of Practical Completion. Upon termination occurring under this clause 3.5 this Deed will cease to be of any force and effect and Pharmaxis releases the Developer and GE from all demands, actions, claims or suits arising out of or under this Deed.

Despite any other provision of this Deed Pharmaxis acknowledges that its only rights against the Developer for delay or timeliness are contained in this clause 3.5.

3.6	Completion of the Developer’s Works

(a)	The Developer must give Pharmaxis, GE and the Independent Certifier 14 Business Days written notice of the date it anticipates Practical Completion will

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occur.

(b)	If the Developer considers that the Developer’s Works have reached Practical Completion then the Developer must at its cost arrange for the Independent Certifier to review the Developer’s Works to determine if they have reached Practical Completion.

(c)	If the Independent Certifier determines that the Developer’s Works have reached Practical Completion, then the Developer must procure the Independent Certifier to issue a Certificate of Practical Completion for the Developer’s Works. The Developer must deliver that certificate to Pharmaxis and to GE promptly after receiving it. The Certificate of Practical Completion must identify any omissions or defects which are of a minor nature and which therefore do not prevent the Independent Certifier issuing a Certificate of Practical Completion.

(d)	If the Independent Certifier determines that that the Developer’s Works have not reached Practical Completion, then the Developer must procure the Independent Certifier to issue a notice setting out details of the reasons why the Developer’s Works have not reached Practical Completion (“PC Defects Notice”). The Independent Certifier must promptly deliver the PC Defects Notice to the Developer, GE and Pharmaxis.

(e)	If a PC Defects Notice is issued, then the Developer must procure the defect works referred to in the PC Defects Notice to be rectified and the Developer must, on procuring those rectification works to be completed, procure the Independent Certifier to certify that the Developer’s Works have reached Practical Completion.

3.7	Project Control Group

GE, the Developer and Pharmaxis agree that from the date of this Deed they will establish a project control group and will use reasonable endeavours to cause that group to meet fortnightly until Practical Completion (and/or at such other times as the Developer, GE and Pharmaxis may agree). Each of the Developer, GE and Pharmaxis must appoint 2 members (and an alternate in the case of a nominated member being unable to attend) to the project control group. The role of the project control group will be to discuss:

(a)	the progress of the Developer’s Works;

(b)	the progress of the Pharmaxis’ Works;

(c)	any interface issues between the Developer’s Works and the Pharmaxis’ Works;

(d)	delays (actual or threatened) to the Developer’s Works or the Pharmaxis’ Works;

(e)	the anticipated date of achieving Practical Completion;

(f)	the status of the Base Building Approvals, the Use Consent, Pharmaxis’ Approval and the Other Approvals and any difficulties experienced in obtaining or maintaining those approvals; and

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(g)	any other matter agreed between the Developer, GE and Pharmaxis.

the Developer, GE and Pharmaxis may invite contractors (including the Developer’s Contractor) and consultants to attend project control group meetings.

3.8	Design

Pharmaxis and the Developer acknowledge that, before the date of this Deed, Pharmaxis has consulted with and provided directions to the Developer in relation to the design of the Developer’s Works. Pharmaxis and the Developer acknowledge that, on or after the date of this Deed, Pharmaxis may need to further consult with and provide further directions to the Developer in relation to the design of the Developer’s Works.

3.9	Access

Following the Commencing Date, Pharmaxis must allow the Developer (and the Developer’s Contractor) access to the Premises to enable the Developer (and the Developer’s Contractor) to correct any defects in the Developer’s Works.

3.10	Independent Certifiers Deed

The Parties must sign the Independent Certifier’s Deed on the same date as this Deed.

3.11	Developer’s Breach

(a)	Subject to clause 3.11(b), Pharmaxis Agrees that if the Developer breaches any of its obligations under this Deed, other than any breach caused or contributed to by delay or timeliness, Pharmaxis’ only claim will be in damages against the Developer and that Pharmaxis shall not:

(i)	except for Pharmaxis’ rights under clauses 3.2(c), 3.5 and 13.1, be entitled to terminate this Deed nor the Lease;

(ii)	have any claim whatsoever against GE as a result of the Developer’s breach.

(b)	If the Developer is in breach of its obligations under this Deed, GE agrees to consult with Pharmaxis and take such action as is reasonable in the circumstances to:

(i)	exercise its rights under the Development Agreement to require the Developer to carry out the Developer’s Works; or

(ii)	otherwise complete the Developer’s Works.

3.12	Defects Liability

Any defects, omissions or other faults in the Developer’s Works which are identified in the Certificate of Practical Completion or which may be evident and notified in writing by Pharmaxis to the Developer and GE at any time between the date of this Deed and 12 calendar months following the Date of Practical Completion shall be made good by the Developer or GE at no cost to Pharmaxis within a reasonable time following Pharmaxis’ request. The Developer agrees that the issuing of a Certificate of Practical Completion

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does not relieve the Developer from its obligations under this Deed to rectify all omissions and defects identified in that certificate.

3.13	Building Records

On or before the expiration of two calendar months after the Date of Practical Completion the Developer shall cause to be delivered to Pharmaxis:

(a)	a set of as built plans and specifications of working drawings properly updated by the Developer and the Developer’s Contractor;

(b)	copies of operating manuals for the mechanical and electrical services comprised in the Developer’s Works.

3.14	Certifications

The Developer agrees to provide to GE and to Pharmaxis as soon as reasonably practicable, certifications from appropriately qualified consultants which evidence that the acknowledgment contained in clause 15(d) of the Lease is correct.

4.	Base Building Modifications

4.1	Base Building Modifications

Pharmaxis may, at any time up to 3 months before the Target Date for Practical Completion, by notice in writing to the Developer request an alteration to the Developer’s Works that is within the general scope of and capable of being carried out under the contract between the Developer and the Developer’s Contractor, in which case (subject to clause 4.4) the following clauses 4.2 and 4.3 shall apply.

4.2	Where Tenant proposes Base Building Modification

(a)	As soon as reasonably practicable after the Developer receives from Pharmaxis reasonable details of the proposed Base Building Modification, the Developer must cause to be prepared and submitted to Pharmaxis:

(i)	a preliminary design for the Base Building Modification;

(ii)	a quote of the Modification Cost for the Base Building Modification from the Developer’s Contractor. The Developer must procure the Developer’s Contractor that it must not charge a margin exceeding 10% of the actual building cost for any Base Building Modifications; and

(iii)	an estimate of the delay (if any) that the Base Building Modification will cause to the Target Date for Practical Completion.

(b)	Pharmaxis must give written notice to the Developer within 5 Business Days after receipt of the documents referred to in clause 4.2(a):

(i)	requesting that the Developer proceed with the Base Building Modification on the basis set out in the Developer’s documents; or

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(ii)	objecting to the Modification Cost and/or the estimated delay to the Target Date for Practical Completion (and providing reasonable details of the basis of that objection); or

(iii)	withdrawing its request that the Developer carry out the Base Building Modification.

(c)	If Pharmaxis fails to give notice to the Developer in accordance with clause 4.2(b) within the time period specified, it is taken to have withdrawn its request that the Developer carry out the Base Building Modification.

(d)	Where Pharmaxis gives a notice in accordance with clause 4.2(b)(ii), the Developer and Tenant must negotiate in good faith in order to determine whether any mutually agreeable solution to Pharmaxis’ objection can be achieved. If the Developer and Pharmaxis fail to agree on a solution within 5 Business Days after the Developer receives Pharmaxis’ notice, then unless Pharmaxis gives a notice in accordance with clause 4.2(b)(iii) by the end of the 5 Business Days period, clause 12 will apply.

(e)	Pharmaxis must (on receipt of a tax invoice from the Developer) reimburse the Developer for the Costs incurred by the Developer in assessing any Base Building Modification proposed by Pharmaxis and in preparing the documents referred to in clause 4.2(a) (whether or not the relevant Base Building Modification proceeds).

4.3	Implementation of Base Building Modification

(a)	Where Pharmaxis gives a notice requesting that the Developer proceed with the Base Building Modification in accordance with clause 4.2(b)(i) (or a mutually agreeable solution to Pharmaxis’ objections is achieved as contemplated by clause 4.2(d) or the Expert determines the Modification Cost and/or or delay to the Target Date for Practical Completion under clause 12), then:

(i)	the Developer will use reasonable endeavours to implement the relevant Base Building Modification (including the proper and timely management, supervision and instruction of all the Developer’s Contractors); and

(ii)	subject to clause 4.3(b) and 4.3(c) within 10 Business Days of receipt of a tax invoice or each tax invoice from the Developer, Pharmaxis must pay to the Developer the Modification Cost incurred by the Developer in implementing that Base Building Modification.

(a)	Pharmaxis, at its absolute discretion, may elect to credit a Modification Cost incurred by the Developer in implementing a Base Building Modification against the Pharmaxis Incentive. If so, the Developer shall provide a statement to Pharmaxis showing

(A)	all Modification Cost items credited against the Pharmaxis Incentive; and

(B)	all costs to construct the relevant Base Building Modification; and

(C)	the current balance of the Pharmaxis Incentive;

in which case Pharmaxis will not be required to comply with clause 4.3(a)(ii).

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(b)	If Pharmaxis elects not to credit a Modification Cost against the Pharmaxis Incentive, the Developer and GE will consult each other for the purpose of determining (and in so doing must act reasonably) whether the Modification Cost should be either:

(i)	rentalised by increasing the commencing annual Rent under the Lease by an amount equal to the Modification Cost of those works multiplied by the Rentalised Rate but only if, in the reasonable opinion of GE and the Developer, the Base Building Modification adds value to the building being constructed by the Developer and is likely, in the reasonable opinion of GE and the Developer, to increase the rent obtainable for the building following the expiry of the Lease; or

(ii)	amortised and be repaid by Pharmaxis as Amortisation Rent over the first 10 years of the initial term of the Lease at the Amortisation Rate and the Modification Cost must be funded by the Developer prior to Practical Completion if, in the reasonable opinion of GE and the Developer, the Base Building Modification does not add value to the building being constructed by the Developer or is not likely, in the reasonable opinion of GE and the Developer, to increase the rent obtainable for the building following the expiry of the Lease and determine whether GE or Pharmaxis will own those works or items the subject of the Base Building Modification and who will have the obligation of removing those works or items at the end of the Lease, in which case Pharmaxis will not be required to comply with clause 4.3(ii). Annexure C contains a worked example of the amortisation methodology.

4.4	Limitation on Base Building Modifications

Clauses 4.2 and 4.3 do not apply and the Developer does not have to consider any proposed Base Building Modification where Pharmaxis proposes a Base Building Modification which the Developer determines (acting reasonably) is not within the general scope of and/or capable of being carried out under the Construction Contract would, if implemented:

(a)	create a significant delay in Practical Completion of the Developer’s Works; or

(b)	materially and detrimentally affect the value, lettability or quality of the Premises, the Estate, or the Land or the structure, services, electrical, hydraulic, plumbing or mechanical components of the Premises, the Estate, or the Land; or

(c)	require new Base Building Approvals to be obtained or any of the existing Base Building Approvals to be amended; or

(d)	alter the existing footprint of the Premises as shown on the Developer Outline Plans and Specifications or require foundations to be repoured or substantially altered; or

(e)	alter the Proposed Lettable Area.

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5.	Pharmaxis’ Plans and Specifications

5.1	Program

As soon as reasonably practicable but in any event no later than 80 Business Days after the date of this Deed, Pharmaxis must prepare and submit to the Developer for approval (which, subject to clause 1.1(d) , must not be unreasonably withheld or delayed) a detailed program for the carrying out of the Pharmaxis’ Works (including a design program).

5.2	Preparation of Pharmaxis’ Plans and Specifications

(a)	As soon as reasonably practicable after the date of this Deed, Pharmaxis must prepare plans and specifications detailing the Pharmaxis’ Works.

(b)	Pharmaxis must ensure that Pharmaxis’ Plans and Specifications are:

(i)	prepared with due skill, care and diligence;

(ii)	are coordinated with the Developer Outline Plans and Specifications and any alterations to the Developer Outline Plans and Specifications made by the Developer under clause 3.3; and

(iii)	comply with Pharmaxis’ Approval, the requirements of all Authorities and all Laws.

5.3	Developer’s review

(a)	Pharmaxis must progressively submit Pharmaxis’ Plans and Specifications to the Developer in accordance with the program approved by the Developer under clause 5.1.

(b)	Within 10 Business Days of receipt by the Developer or any Pharmaxis’ Plans and Specifications, the Developer shall review any Pharmaxis’ Plans and Specifications (including amended and resubmitted Pharmaxis’ Plans and Specifications) prepared and submitted by Pharmaxis must reply to Pharmaxis either:
(i)	approving the plans; or

(ii)	rejecting the relevant Pharmaxis’ Plans and Specifications if (in the Developer’s reasonable opinion) it does not comply with clause 5.3(d). The Developer shall provide an itemised list of reasons for the rejection to Pharmaxis.

(i)	In the event that the Developer does not reply within the required 10 business day period, it shall be deemed that the Developer has approved Pharmaxis’ Plans and Specifications.

(c)	If any Pharmaxis’ Plans and Specifications are rejected, Pharmaxis must submit amended Pharmaxis’ Plans and Specifications to the Developer.

(d)	The Developer may reject any of Pharmaxis’ Plans and Specifications or the program submitted by Pharmaxis under clause 5.1 which:

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(i)	is likely to materially and detrimentally affect the value or quality of the Premises, the Estate, or the Land or the structure, services, electrical, hydraulic, plumbing or mechanical components of the Premises, the Estate, or the Land; or

(ii)	is likely to cause extensive delay to the carrying out or completion of the Developer’s Works;

(iii)	in the case of Pharmaxis’ Plans and Specifications, requires a Base Building Modification (unless Pharmaxis has complied with clause 4.1 and given a notice under either clause 4.2(b)(i) or clause 4.2(b)(ii)).

(e)	Pharmaxis must not commence construction under clause 7.4 of a part of the Pharmaxis’ Works to which any of Pharmaxis’ Plans and Specifications which it is has submitted to the Developer apply unless the Developer has approved those Pharmaxis’ Plans and Specifications.

(f)	The Developer does not assume or owe any duty or care or other responsibility to Pharmaxis to review, or in reviewing, any Pharmaxis’ Plans and Specifications submitted by Pharmaxis under this Deed including for errors, omissions or compliance with this Deed.

(g)	No review of, comments upon, rejection of, or failure to review or comment upon or reject, any Pharmaxis’ Plans and Specifications prepared by Pharmaxis will:

(i)	relieve Pharmaxis from, or otherwise alter or affect, Pharmaxis’ liabilities or responsibilities whether under this Deed or otherwise at law; or

(ii)	prejudice the Developer’s rights against Pharmaxis whether under this Deed or otherwise at law.

5.4	No Costs

The Developer and GE may not charge any Costs relating to any matters arising from clause 5.

6.	Tenant to apply for Use Consent, Building Approval and Other Approvals

6.1	Use Consent, Pharmaxis’ Approval and Other Approvals

Pharmaxis must, at its own Cost:

(a)	prepare and submit Pharmaxis’ proposed applications for Use Consent, Pharmaxis’ Approvals and the Other Approvals to the Developer for the Developer’s approval (which approval must not be unreasonably withheld or delayed) at least 15 Business Days before the date Pharmaxis intends to lodge such applications with the relevant Authority;

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(b)	promptly apply to any relevant Authority for the Use Consent, the Pharmaxis’ Approvals and the Other Approvals after obtaining the approval of the Developer under clause 6.1(a);

(c)	immediately after lodgement, deliver copies of the applications for the Use Consent, the Pharmaxis’ Approvals and the applications for the Other Approvals, as lodged, to the Developer;

(d)	do everything necessary to obtain the Use Consent, the Pharmaxis’ Approvals and the Other Approvals as expeditiously as possible; and

(e)	produce a copy of that Use Consent, the Pharmaxis’ Approvals and the Other Approvals to the Developer and GE as soon as each of them is obtained.

6.2	Information

Pharmaxis must keep the Developer informed of:

(a)	all things done by Pharmaxis under clause 6.1; and

(b)	the content of all communications from any Authority in relation to the applications made pursuant to clause 6.1.

7.	Pharmaxis’ Works

7.1	Access to the Premises

The Developer will allow Pharmaxis access to the Access Areas for the Access Period for the purpose of carrying out the Pharmaxis Works in accordance with this clause 7, subject to:

(a)	Pharmaxis complying with its obligations under clause 7.1(e);

(b)	Pharmaxis having obtained such of the Use Consent, the Pharmaxis’ Approvals and the Other Approvals as are necessary to lawfully commence the Pharmaxis Works; and

(c)	Pharmaxis and Pharmaxis’ Contractors and Employees complying with the Developer’s and the Developer’s Contractor’s reasonable access requirements.

(d)	the program for the Pharmaxis Works not causing delay to the program for the Developer’s Works; and

(e)	provide to the Developer evidences of the insurances referred to in clause 6.4(d).

7.2	Initial Access to the Premises

The Developer will allow Pharmaxis access to the Initial Access Areas for the Initial Access Period for the purpose of carrying out the Initial Pharmaxis’ Works subject to:

(a)	Pharmaxis complying with its obligations under clause 7.2(e);

(b)	Pharmaxis having obtained such of the Use Consent, the Pharmaxis’ Approvals and the Other Approvals as are necessary to lawfully commence the Initial Pharmaxis Works;

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(c)	Pharmaxis and Pharmaxis’ Contractors and Employees complying with the Developer’s and the Developer’s Contractor’s reasonable access requirements;

(d)	the program for the Initial Pharmaxis Works not causing delay to the program for the Developer’s Works; and

(e)	provide to the Developer evidence of the insurances referred to in clause 7.4(d).

7.3	Access arrangements

During any period when the Developer’s Works and the Pharmaxis’ Works are being carried concurrently, the parties must act in good faith to:

(a)	agree and implement procedures which will, to the maximum extent possible, enable the Developer’s Works and the Pharmaxis’ Works to be conducted in an integrated manner and with minimal disruption to each other; and

(b)	resolve any disputes that arise in relation to the sharing of time, space and facilities for the conduct of those works.

To the extent that the Developer’s Works and the Pharmaxis’ Works cannot be carried out concurrently, the Developer’s Works shall have priority.

The Developer will use reasonable endeavours to ensure that the Developer’s Contractor provides reasonable access for Pharmaxis and Pharmaxis’ Contractors and Employees to the Developer’s Contractor’s site facilities, including hoisting, elevator/s, scaffolding, light, power and water as are available at the site in respect of which:

(c)	The Developer’s Contractor will be entitled to payment from Pharmaxis’ Contractors and Employees;

(d)	The Developer’s Contractor will keep accurate records of the services and amenities provided by the Developer’s Contractor; and

(e)	the use of such facilities will be subject to prior reasonable notice and availability.

7.4	Construction of the Pharmaxis Works

From the Initial Access Date, Pharmaxis must, at its Cost:

(a)	cause the Pharmaxis’ Works to be carried out:

(i)	in a proper and workmanlike manner;

(ii)	using new materials;

(iii)	in accordance with Pharmaxis’ Plans and Specifications;

(iv)	in accordance with the Use Consent, Pharmaxis’ Approval, Other Approvals, the requirements of all Authorities and all Laws; and

(v)	in accordance with the directions of the Developer (whether itself or through the Developer’s Contractor);

(b)	comply with any reasonable safety restrictions or access requirements imposed by the Developer or the Developer’s Contractor including in relation to the time, duration and means of access and co-ordination of the Pharmaxis’ Works with the Developer’s Works;

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(c)	in carrying out the Pharmaxis Works ensure that Pharmaxis’ Contractors and Employees comply with the requirements of all relevant building site awards and conditions of such awards relevant to the construction of the Pharmaxis Works;

(d)	effect or procure insurances for:

(i)	workers’ compensation for the amount required by Law;

(ii)	public liability for an amount of not less than $20,000,000 per event, such insurance policy to cover the respective interests of GE and the Developer and any mortgagee of the Premises or the Land as insured under that policy. Such insurance to be with a reputable insurance company that holds a credit rating of A or better from Standard and Poors; and

(iii)	contract works insurance for the Pharmaxis’ Works to the value of the Pharmaxis’ Works,

(i)	and produce to the Developer evidence of currency of those insurances promptly after the Developer’s request;

(e)	ensure that Pharmaxis and Pharmaxis’ Contractors and Employees do not interrupt or delay the carrying out of the Developer’s Works;

(f)	do all things necessary to minimise disturbance to tenants and occupants of premises adjoining the Premises or located in the vicinity of the Premises; and

(g)	repair and make good any damage which may be caused to the Developer’s Works and/or the Premises as a result of carrying out the Pharmaxis Works and if Pharmaxis fails to make good any such damage the Developer may do so and recover from Pharmaxis as a debt due and payable the reasonable cost of doing so.

Other than those heavy items included in the Initial Pharmaxis’ Works, Pharmaxis must not bring any heavy items of plant or equipment onto the Land or into the Premises that will or is likely to damage the Land or the Premises without the prior written approval of the Developer and then only in the presence of the Developer’s Contractor.

7.5	Limited Access for the Developer and the Developer’s Contractors to Initial Access Area

(a)	The Initial Access Area shall be the area to accommodate Pharmaxis’ large spray dryer machinery. This specialist equipment requires the least possible disturbance and the Initial Access Area must be free of builders waste, dust or debris.

(b)	From the Initial Access Date, the Developer and the Developer’s Contractors must

(i)	ensure that access to the Initial Access Area is strictly limited to Pharmaxis and/or Pharmaxis’ Contractors;

(ii)	if access is required to the Initial Access Area to complete some of the Developer’s Works, that such access is to the maximum extent possible, completed with minimal disruption to the Initial Access Area; and

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(iii)	do all things necessary to minimise disturbance, builders waste, dust or debris to the Initial Access Area.

7.6	No delivery of possession

The right of access given under clause 7.1 does not:

(a)	constitute a delivery of possession of the Premises to Pharmaxis; or

(b)	affect the Commencing Date; or

(c)	enable Pharmaxis to prevent any person authorised by GE or the Developer from entering any part of the Premises for any purpose.

7.7	Alterations

(a)	Pharmaxis must not alter any Pharmaxis’ Plans and Specifications that have been submitted to the Developer under clause 5.3 and approved by the Developer without the prior written consent of the Developer (such consent not to be withheld or delayed unreasonably by the Developer).

(b)	Without limiting or otherwise affecting any other provision of this Deed, any alterations or additions that are required to the electrical, light and power system, fire fighting and protection installations, emergency warning and evacuation system, plumbing, drainage, airconditioning distribution system, plant and equipment or any other plant or equipment in the Developer’s Works and/or the Premises as a result of the Pharmaxis Works must be referred to the project control group for approval. The project control group shall also determine the most appropriate party (between the Developer and Pharmaxis) to design and document and to carry out the alteration and/or addition.

7.8	Risk, release and indemnity

(a)	The Pharmaxis Works and the use by Pharmaxis of the Land and the Premises before the Commencing Date are at Pharmaxis’ risk.

(b)	Pharmaxis releases GE and the Developer from liability in respect of any:

(i)	Claim relating to any property of Pharmaxis or any other person; and

(ii)	damage, death or injury occurring,

in or on the Estate or the Premises except to the extent the Claim, damage, death or injury is caused by the negligence of GE or GE’s Contractors and Employees or the Developer or the Developer’s Contractors and Employees.

(c)	Pharmaxis indemnifies GE and the Developer against all Claims for which GE or the Developer suffers or for which GE or the Developer will or may be or become liable, whether before or after the expiration of this Deed, for loss, damage, injury or death to GE’s or the Developer’s or any third party’s property or persons caused or contributed to by:

(i)	any wilful or negligent act or omission;

(ii)	any default under this Deed;

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(iii)	the carrying out of the Pharmaxis’ Works; and/or

(iv)	the use of the Estate or the Premises,

by or on the part of Pharmaxis or Pharmaxis’ Contractors and Employees except to the extent caused by the negligence of the Developer or the Developer’s Contractors and Employees or GE or GE’s Contractors and Employees.

7.9	Developer’s Contractor may construct Pharmaxis’ Works

(a)	If Pharmaxis wishes to engage the Developer’s Contractor to carry out the whole or part of the Pharmaxis’ Works, Pharmaxis must issue a notice to the Developer requesting the Developer’s written consent. Such notice is to be accompanied by such details of the Pharmaxis’ Works as may be reasonably necessary to enable the Developer’s Contractor to provide a quote for the Cost of carrying out the Pharmaxis’ Works.

(b)	As soon as reasonably practicable after the Developer receives Pharmaxis’ request in accordance with clause 7.9(a), the Developer will use reasonable endeavours to procure the Developer’s Contractor to provide to Pharmaxis a proposal (including Cost) for the carrying out the Pharmaxis’ Works.

(c)	Pharmaxis must give written notice to the Developer and the Developer’s Contractor within 10 Business Days after receipt of the proposal referred to in clause 7.9(b) either:

(i)	confirming that it will engage the Developer’s Contractor to undertake the Pharmaxis’ Works on the basis of the Developer’s Contractor’s proposal (or amended proposal); or

(ii)	withdrawing its request that the Developer’s Contractor carry out the Pharmaxis’ Works.

(d)	If Pharmaxis fails to give notice to the Developer and the Developer’s Contractor in accordance with clause 7.9(c) within the specified time, it is taken to have withdrawn its request that the Developer’s Contractor carry out the Pharmaxis’ Works.

(e)	Pharmaxis must (on receipt of a tax invoice from the Developer) reimburse the Developer for the reasonable Costs incurred by the Developer in assessing any Pharmaxis’ Works proposed by Pharmaxis and in procuring the proposal referred to in clause 7.9(c) (whether or not the Developer’s Contractor is engaged by Pharmaxis to carry out the Pharmaxis’ Works).

(f)	Where Pharmaxis gives a notice confirming that the Developer’s Contractor will undertake the Pharmaxis’ Works under clause 7.9(c)(i), then Pharmaxis may request that the Developer, and the Developer may if requested by Pharmaxis, fund the Costs of the Pharmaxis’ Works provided that Pharmaxis ensures that the Developer’s Contractor provides to the Developer an itemised tax invoice for the Pharmaxis Works accompanied by a certificate from a Quantity Surveyor certifying the accuracy of the amount specified in the tax invoice.

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(g)	If the Developer funds the Costs of the Pharmaxis’ Works, Pharmaxis must and if Pharmaxis fails to do so within 10 Business Days after the Pharmaxis’ Works have been completed, the Developer may, procure the Quantity Surveyor to issue a certificate to the Developer and Pharmaxis certifying the cost to construct the Pharmaxis’ Works.

(h)	The cost to construct the Pharmaxis Works may (at the complete discretion of Pharmaxis) be credited against the Pharmaxis Incentive. If Pharmaxis does not elect to credit that cost against the Pharmaxis Incentive Pharmaxis may request GE to agree that such cost be amortised at the Amortisation Rate and repaid by Pharmaxis as Amortisation Rent over the first 10 years of the initial term of the Lease and the cost of those works must be funded by the Developer prior to Practical Completion. If GE agrees in writing to Pharmaxis’ request, that cost will be amortised at the Amortisation Rate and must be paid by Pharmaxis as Amortisation Rent under the Lease. For the purposes of assisting in the calculation of the Amortisation Rent (as defined under the Lease), Annexure C contains a worked example of the amortisation methodology.

(i)	The parties acknowledge that the component of the Pharmaxis’ Works that are amortised pursuant to this clause 7.9 are and remain the property of GE until the Amortisation Rent is paid in full pursuant to the Lease .

(j)	The Developer is not liable for any Claim in relation to or arising out of the Pharmaxis’ Works.

7.10	Principal Contractor

If Pharmaxis carries out or procures the carrying out of any of the Pharmaxis’ Works after the Date of Practical Completion of the Developer’s Works then GE:

(a)	appoints Pharmaxis as the principal contractor under clause 210 of the Occupational Health & Safety Regulations 2001 (NSW) (OHS Regulation); and

(b)	authorises Pharmaxis to exercise such authority of GE as is necessary to enable Pharmaxis to discharge the responsibilities imposed on a principal contractor under the OHS Regulation.

Where this clause 7.10 applies, Pharmaxis:

(c)	accepts the appointment as the principal contractor in connection with the Pharmaxis’ Works;

(d)	must discharge all the obligations of the principal contractor under the Occupational Health & Safety Act 2000 (NSW) (OH&S Act) and the OH&S Regulations; and

(e)	to the extent not prohibited by law, indemnifies GE against any damage, expense, loss or liability suffered or incurred by GE arising out of or in connection with:

(i)	the failure of Pharmaxis or is contractors to exercise or fulfil the functions and obligations of the principal contractor under the OHS Regulation; and/or

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(ii)	any occupational health & safety claims in connection with Pharmaxis’ Works other than those directly caused by an act, neglect, omission or default of GE.

8.	Electricity kiosk

8.1	Acknowledgment

Pharmaxis acknowledges that:

(a)	it may be necessary for an electricity kiosk to be installed and operated by the Electricity Supplier on part of the Kiosk Land; and

(b)	if an electricity substation is required, GE may grant a lease to the Electricity Supplier over that part of the Kiosk Land and grant easements in favour of the Electricity Supplier over the other parts of the Kiosk Land in order to enable the Electricity Supplier to access the electricity kiosk.

8.2	Location of Substation site

If GE reasonably determines that an electricity kiosk is required to be installed and operated by the Electricity Supplier on part of the Kiosk Land, GE and the Developer must take all reasonable steps to ensure that the location and area of the Kiosk Land will not materially and adversely affect Pharmaxis’ use or enjoyment of the Premises.

9.	Warranties

9.1	Warranties by Each Party

Each party warrants to the other that:

(a)	it is duly incorporated in the place of its incorporation;

(b)	it has obtained all necessary consents to enable it to execute this Deed;

(c)	by executing this Deed it will be enforceable in accordance with its terms;

(d)	it has not relied on any undertaking, conduct or representation from or on behalf of the other party except as set out in this Deed; and

(e)	it is able to pay its debts as and when they fall due.

9.2	Condition of Land

GE warrants and represents to Pharmaxis to the best of its knowledge and belief that it is not aware of any Contamination of the Land or the Premises.

10.	Non Disclosure

10.1	Confidentiality

Subject to clause 10.2 below, each party must keep the terms of this Deed and all information received from the other party confidential.

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10.2	Exceptions

Despite clause 10.1, a party may make any disclosures in relation to this Deed:

(a)	as, in its absolute discretion, it thinks necessary to:

(i)	its professional advisers, bankers, financial advisers, auditors, purchasers of the Land and financiers to whom it is reasonably necessary to disclose the information;

(ii)	comply with any applicable law or requirement of any regulatory body (including any relevant stock exchange); or

(iii)	any of its employees to whom it is reasonably necessary to disclose the information;

(b)	to the Developer’s Contractor;

(c)	if the information is generally and publicly available other than as a result of that party’s breach of clause 10.1; and

(d)	with the written consent of the other party.

In addition a party may, with the prior consent of the other party (which consent may not be unreasonably withheld or delayed), issue a press release relating to the subject matter of this Deed.

10.3	Media Releases

(a)	GE and the Developer may receive inquiries from the media, financial analysts and other third parties (Media Request). GE and the Developer must confer with Pharmaxis before responding to any Media Request and may only make disclosures as approved in writing by Pharmaxis, or as required by law.

(b)	The Developer must procure that a clause comparable to clause 10.3(a) requiring Pharmaxis written approval to all Media Requests be included in all contracts between the Developer and the Developer’s Contractor relating to the Premises.

(c)	GE must procure that a clause comparable to clause 10.3(a) is included in all contracts between GE and its consultants as are entered into after the date of this Deed if those contracts relate to the Construction of the Premises. GE must use reasonable endeavours to ensure that its employees comply with clause 10.3(a).

10.4	Survive termination

The obligations of the parties under this clause 10.1 and 10.2 (but not 10.3) will survive the expiration or termination of this Deed.

11.	GST

11.1	Definitions

Capitalised expressions which:

(a)	are used in this Deed and not defined in clause 1.1; or

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(b)	are used in the definitions of GST Amount and Payment in this clause 11 and are not defined in clause 1.1,

but which have a defined meaning in the GST Law have the meaning given to them under GST Law.

11.2	Payment of GST

The parties agree that:

(a)	all Payments have been set or determined without regard to the impact of GST;

(b)	if the whole or any part of a Payment is the consideration for a Taxable Supply for which the payee is liable to GST, the GST Amount in respect of the Payment must be paid to the payee as an additional amount, either concurrently with the Payment or as otherwise agreed in writing; and

(c)	the payee will provide to the payer a Tax Invoice.

11.3	Input tax credit

Despite any other provision of this Deed, if a Payment due under this Deed is a reimbursement or indemnification by one party of an expense, loss or liability incurred or to be incurred by the other party, the Payment shall exclude any part of the amount to be reimbursed or indemnified for which the other party can claim an Input Tax Credit.

12.	Dispute Determination

12.1	Resolution of dispute

If a Dispute arises between or among the parties, the parties agree that, before exercising any rights they may have at law (other than as provided in clause 12.8), each of them must use all reasonable endeavours to resolve the Dispute. A party seeking resolution of a Dispute must give a notice to the other party to the Dispute and the parties’ representatives must meet within 5 Business Days after that notice is given to attempt to resolve the Dispute.

12.2	Procedure on dispute and appointment

If GE and Pharmaxis do not resolve any Dispute pursuant to clause 12.1 within the specified time (whether or not this Deed expressly requires that dispute to be determined pursuant to this clause 12) then either party may notify the other in writing (a “Dispute Notice”) that it requires the Dispute to be referred to an independent Expert reasonably acceptable to both parties. If the parties agree on an Expert within 5 Business Days after service of a Dispute Notice the parties or either of them must appoint that Expert to determine the Dispute.

12.3	Failure to agree on consultant and appointment

If the parties are unable to agree on an Expert within 5 Business Days after service of the Dispute Notice, either party may instruct the President to appoint an Expert to determine the Dispute.

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12.4	The Expert

(a)	The Expert appointed under clause 12.3 should be of a discipline most closely associated with the type of issue in Dispute. Despite this clause 12.4(a), the Expert appointed by the President will be deemed to be of a discipline most closely associated with the type of issue in Dispute.

(b)	The Expert must act as an expert and not as an arbitrator and the Expert’s decision will be final and binding on the parties unless a party gives notice of appeal to the other party within 21 days of the date of receipt of the determination and is to be given effect to by the parties unless and until it is reversed, overturned or otherwise changed in any litigation.

(c)	The fees of the Expert will be payable by the parties as directed by the Expert.

12.5	Expert determination

The following applies in the case of any Dispute referred for determination under clause 12.2:

(a)	the Expert may enquire into the Dispute as that person thinks fit including hearing representations and taking advice from people that the Expert considers appropriate;

(b)	the parties may make submissions to and must give the Expert every assistance the Expert requires, including providing copies of relevant documents; and

(c)	each party must pay its own costs in connection with the Dispute.

12.6	No suspension

Pending resolution of any Dispute pursuant to this clause 12, GE must not cease or suspend the Developer’s Works and Pharmaxis must not cease or suspend the Pharmaxis Works.

12.7	Joinder of disputes

Despite anything to the contrary in this clause 12, the parties acknowledge and agree where:

(a)	a Dispute arises under or in connection with this Deed or in connection with the subject matter of this Deed; and

(b)	a dispute arises between GE and a third party in relation to the same issue or issues the subject of that Dispute,

then Pharmaxis irrevocably consents to and waives any objection to the joinder, consolidation or hearing together of those disputes at the request of GE (acting reasonably).

12.8	Declaratory or injunctive relief

Nothing in clause 12 shall prejudice the right of either party to institute proceedings to enforce payment due under this Deed or to seek injunctive or urgent declaratory relief in respect of a dispute arising under or in connection with this Deed.

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12.9	Override

The provisions of clauses 12.1 to 12.8 inclusive do not apply to any disputes which arise under clause 13, clause 3.6(c)—certification of Practical Completion and clause 3.4. Disputes under clauses 3.4 and 3.6(c) will be determined by the Independent Certifier.

13.	Termination

13.1	Liquidation & breach

If an Event of Default occurs then a non-defaulting party may serve a notice on a defaulting party which notice must specify in reasonable detail the nature of the default. A copy of this notice must also be delivered, by the party which served it, to the other non-defaulting party. If the defaulting party does not within 7 days after service of the notice remedy the default identified in that notice, a non defaulting party may by notice in writing terminate this Deed. If the Developer is served a notice by Pharmaxis and GE remedies the default identified in that notice, Pharmaxis must accept that remedy of the default.

13.2	Damages payable by Pharmaxis

If this Deed is validly terminated by GE pursuant to clause 13.1 arising from a breach by Pharmaxis before the Commencing Date, then (in addition to any indemnities, rights of action and remedies GE otherwise might have in relation to any antecedent breach) Pharmaxis must pay damages as a result, including compensation for lost rent and outgoings recovery due to the Lease not proceeding, subject to GE’s obligation to mitigate its loss. Damages must be assessed on the assumption that either the Put Option or the Call Option has been exercised.

13.3	Damages payable by the Developer

If this Deed is validly terminated by Pharmaxis pursuant to clause 13.1 arising from a breach by the Developer before the Commencing Date, then (in addition to any indemnities, rights of action and remedies Pharmaxis otherwise might have in relation to any antecedent breach) the Developer must pay damages as a result, including compensation for consequential loss due to the Lease not proceeding, subject to Pharmaxis’ obligation to mitigate its loss. Damages must be assessed on the assumption that either the Put Option or the Call Option has been exercised.

13.4	Assignment of intellectual property

On the termination of this Deed Pharmaxis must assign to GE, or procure the assignment to GE of, Pharmaxis’ intellectual property in the Pharmaxis Works.

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14.	Assignment

14.1	By Pharmaxis

The rights and obligations of Pharmaxis under this Deed are personal. They cannot be assigned, charged or otherwise dealt with, and Pharmaxis will not attempt or purport to do so.

14.2	Deed with New Owner

If GE sells or otherwise transfers its interest in the Land or the Premises, GE and Pharmaxis, at GE’s cost, must enter into a deed with, and GE must procure the entry into that deed by the purchaser or transferee (the New Owner) pursuant to which:

(a)	Pharmaxis acknowledges that the New Owner is entitled to enforce the obligations of Pharmaxis under this Deed on and from the date of that transfer; and

(b)	the New Owner agrees to be bound by the terms of this Deed on and from the date of the transfer in place of GE.

15.	Bank Guarantee

15.1	Tenant to provide

At the same time as Pharmaxis executes this Deed, it must procure and deliver to GE the Bank Guarantee as security for GE against loss or damage resulting from an Event of Default.

15.2	Default by Tenant

(a)	If any Event of Default occurs GE may, without prior notice to Pharmaxis, demand payment under the Bank Guarantee in or towards making good any loss or damage sustained by GE as a result of that event.

(b)	If GE demands payment under the Bank Guarantee:

(i)	in respect of unpaid moneys payable under this Deed, GE shall give Pharmaxis a written statement of the amounts unpaid; or

(ii)	in order to reimburse GE for expenditure incurred in remedying any other default by Pharmaxis, GE shall give Pharmaxis relevant details of that expenditure (including, where appropriate, copies of the invoices and receipts for the amounts expended),

Pharmaxis must promptly provide a replacement or additional Bank Guarantee equal to the amount demanded or applied by GE under clause 15.2(a). GE may make a demand under the Bank Guarantee prior to any such information being provided.

(c)	No action by GE under clause 15.2(a) will act as a waiver of the relevant Event of Default nor prejudice any rights of GE.

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15.3	Tenant to keep current

Pharmaxis must ensure that the Bank Guarantee is kept current and enforceable at all times.

15.4	Transfer by Landlord

If at any time during the Term GE transfers GE’s interest in the Land Pharmaxis must, at the request of GE, provide a replacement Bank Guarantee in favour of the transferee. GE is permitted to deliver the existing Bank Guarantee held by GE to the transferee.

16.	Notices

16.1	Service of notices, etc

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Deed:

(a)	must be in writing addressed to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

Landlord

Director Asset Management Australia and South East Asia

GE Real Estate Investments Australia Pty Ltd

Level 14

NAB House

255 George Street

Sydney NSW 2000

Fax: 02 8915 6907

Developer

Goodman Property Services (Aust) Pty Ltd

Level 10, 100 Castlereagh Street

Sydney NSW 2000

Fax: 02 9230 7444

Tenant

Pharmaxis Ltd

Unit 2

10 Rodborough Road

Frenchs Forest

Attention: Mr John Crapper

Fax: 61 2 9451 3622

(b)	must be signed by the sender or an Authorised Officer of it; and

(c)	will be taken to have been served:

(i)	in the case of delivery in person, when delivered to or left at the address of the recipient shown in this Deed (as the case may be) or at any other address which the recipient may have notified to the sender;

(ii)	in the case of facsimile transmission, when recorded on the transmission result report unless:

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(A)	within 24 hours of that time the recipient informs the sender that the transmission was received in an incomplete or illegible form; or

(B)	the transmission result report indicates a faulty or incomplete transmission; and

(iii)	in the case of mail, on the third Business Day after the date on which the notice is accepted for posting by the relevant postal authority,

but if service is on a day which is not a Business Day in the place to which the communication is sent or is later than 4.00pm (local time) on a Business Day, the notice will be taken to have been served on the next Business Day in that place.

16.2	Notices relating to Practical Completion

Despite anything to the contrary in this Deed, all notices relating to Practical Completion and any claims for an extension to the Target Date for Practical Completion required under this Deed will be deemed to be duly served under this Deed if the relevant matter is:

(a)	discussed at a meeting of the project control group referred to in clause 3.7 that occurs within the time, if any, prescribed by this Deed for the service of such notice; and

(b)	incorporated into the minutes of the relevant project control group meeting.

17.	Severance

Any provision of this Deed which is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or unenforceability and will not invalidate the remaining provisions of this Deed nor affect the validity or enforceability of that provision in any other jurisdiction.

18.	Entire Agreement

This Deed and the Lease granted pursuant to this Deed contains the entire agreement of the parties with respect to their subject matter. They set out the only conduct relied on by the parties and supersedes all earlier conduct by the parties with respect to their subject matter.

19.	Amendment

This Deed may be amended only by another deed executed by all parties.

20.	No waiver

No failure to exercise and no delay in exercising any right, power or remedy under this Deed will operate as a waiver. No single or partial exercise of any right, power or remedy will preclude any other or further exercise of that or any other right, power or remedy.

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21.	No Merger

The rights and obligations of the parties will not merge on completion of any transaction under this Deed.

22.	Stamp duty and costs

22.1	Negotiation and preparation costs

Each party must pay its own Costs in connection with the negotiation, preparation and execution of this Deed.

22.2	Stamp duty

Pharmaxis will bear any stamp duty (including fines and penalties other than those incurred due to the default of GE) chargeable on this Deed and on any instruments executed under this Deed. Pharmaxis must indemnify GE on demand against any liability for that stamp duty.

23.	Governing Law

This Deed is governed by the laws of the state in which the Premises are located. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.

24.	Counterparts

This DEED may be executed in a number of counterparts. All the counterparts taken together constitute this Deed.

25.	Limitation Period

A cause of action founded on this Deed shall not be commenced after the date occurring 6 years after the date on which that cause of action first accrues to the claiming party.

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Executed in the State in which the Premises are located

EXECUTION BY GE

Executed by GE REAL ESTATE INVESTMENTS AUSTRALIA PTY LIMITED ABN: 20 111 706 944 in accordance with Section 127 of the Corporations Act 2001 in the presence of:

Director Signature		Director/Secretary Signature

Print Name		Print Name

SIGNED by as attorney for GE REAL ESTATE INVESTMENTS AUSTRALIA PTY LTD ABN 20 111 706 944 under power of attorney book 4490 number 420 dated 8 June 2006 in the presence of:	) ) ) )

Signature of witness		By executing this Deed the attorney states that the attorney has received no notice of revocation of the power of attorney

Name of witness (block letters)

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EXECUTION BY Developer

SIGNED by as attorney for GOODMAN PROPERTY SERVICES (AUST) PTY LIMITED ABN: 40 088 981 793 under power of attorney book 4507 number 75 dated 18 December 2006 in the presence of:	) ) ) )

Signature of witness		By executing this Deed the attorney states that the attorney has received no notice of revocation of the power of attorney

Name of witness (block letters)

EXECUTION BY PHARMAXIS

Executed by PHARMAXIS LTD ACN 082 811 630 in accordance with Section 127 of the Corporations Act 2001 in the presence of:

Director Signature		Director/Secretary Signature

Print Name		Print Name

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Annexure A

Plan of Premises

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Annexure B

Lease

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Annexure C

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Annexure D

Developer Outline Plans & Specifications

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Annexure E

Initial Access Area Plans

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Annexure F - Not used

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Annexure G

Not Used

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Annexure H

Lease

1.1	Grant of Lease

Provided that this Deed is not terminated before the Commencing Date and either the Call Option or Put Option is exercised in accordance with clause 2.1 or clause 2.2 (as the case may be) of this Deed:

(a)	on the Commencing Date, GE must grant and Pharmaxis must take a lease of the Premises in the form of the Lease completed and amended pursuant to clause 1.2 of this Annexure H;

(b)	the term of the Lease will commence on the Commencing Date; and

(c)	on and from the Commencing Date, the person registered or entitled to be registered as proprietor of the Land and Pharmaxis will be bound by the terms of the Lease as if the Lease has been duly completed, delivered, stamped and registered.

1.2	Completion of Lease

Pharmaxis hereby authorises GE to complete the Lease by the insertion of:

(a)	the name of the person then registered or entitled to be registered as proprietor of the Land;

(b)	the then current description of the Premises;

(c)	the area of the Premises calculated in accordance with clause 1.4 of this Annexure H;

(d)	the Commencing Date;

(e)	the date of expiration of the Term as defined in the Lease;

(f)	the Amortisation Rent in item 9A of the schedule of the Lease which is the cost amortised by GE under clause 4.3(c)(ii) and clause 7.9(h);

(g)	Tenant’s Proportion in item 14 of the schedule of the Lease, being the percentage calculated as follows:

A% =	B x 100
C

where:

A =	Tenant’s Proportion expressed as a percentage;

B =	the Lettable Area of the Premises as specified in the survey referred to in clause 1.4 of this Annexure H; and

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C =	the Lettable Area of the Estate or if the Estate is in the course of development, the anticipated Lettable Area of the Estate when developed, as reasonably anticipated by GE;

(h)	the Rent as at the Commencing Date in item 9 of the schedule of the Lease calculated as:

A + B + C;

where:

A =	the Warehouse Space Rate multiplied by the Lettable Area of the Premises that relates to the warehouse area as specified or assumed (whichever is applicable) in the survey obtained under clause 1.4 of this Annexure H; and

B =	the Office Space Rate multiplied by the Lettable Area of the Premises that relates to the office area as specified or assumed (whichever is applicable) in the survey obtained under clause 1.4 of this Annexure H;

C =	the aggregate of the increases in the annual rent arising from Modification Costs and additional works costs rentalised by GE under clauses, 3.3(b) or 4.3(c)(i);

(i)	The date of the Put and Call Option to Lease; and

(j)	Complete attachment 2 of the Lease in relation to the Amortised Items with reference to the determinations under clauses 4.3(c)(ii) and 7.9(h).

(k)	The amount (if any) of the Pharmaxis Incentive remaining at the Date of Practical Completion is to be inserted in the Lease as a credit against the payment of rent commencing from the Commencing Date;

(l)	such other details as may be necessary to complete the Lease in accordance with this Deed and enable it to be stamped and registered, if required by Law or by GE.

1.3	Execution of Lease and provision of bank guarantee

(a)	(i) As soon as possible and in any event within 8 Business Days after the Commencing Date and receipt of the Lease from GE, Pharmaxis must:

(A)	execute and return the Lease in duplicate;

(B)	deliver the 2nd Bank Guarantee and the 3rd Bank Guarantee to GE.

(ii)	As soon as possible after the Commencement Date Pharmaxis must if stamp duty is payable, lodge the Lease in duplicate for stamping;

(b)	As soon as possible after the receipt of the lease under clause 1.3(a) of this Annexure H, GE must

(i)	execute and lodge the Lease for registration following receipt of the registration fees payable on the Lease from Pharmaxis; and

(ii)	return Pharmaxis’ counterpart of the Lease to Pharmaxis’ solicitor.

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1.4	Survey of Lettable Area

(a)	The Developer must as soon as reasonably practicable after lock up is achieved and at least 20 Business Days before the Date of Practical Completion, procure a survey establishing:

(i)	the Lettable Area in square metres of the Premises; and

(ii)	such other measurements as are necessary to determine Pharmaxis’ Proportion (as defined in the Lease) and any other matter required to be measured by this Deed,

and must provide a copy of the survey to Pharmaxis and to GE promptly after receiving it from the surveyor.

(b)	If the aggregate of the surveyed Lettable Area in clause 1.4(a) of this Annexure H exceeds the Proposed Lettable Area as specified for by more than 2% then, if the excess relates of warehouse space, variable “A” in clause 1.2(h) of this Annexure H must assume that the Lettable Area of the Premises in respect to warehouse space is 2% greater than the Proposed Lettable Area for warehouse space and, if that excess relates to office space, then variable “B” in clause 1.2(h) of this Annexure H must assume that the Lettable Area of the Premises in respect of office space is 5% greater than the Proposed Lettable Area for office space.

1.5	Binding

Provided either the Call Option or the Put Option has been exercised, on and from the Commencing Date, the person registered or entitled to be registered as proprietor of the Land and Pharmaxis will be bound by the terms of the Lease as if the Lease has been duly completed, delivered, stamped and registered.

Lease – in respect of Building B, 20-24 Rodborough Road, Frenchs Forest

Lease Annexure

THIS AND THE FOLLOWING            PAGES COMPRISE ANNEXURE A TO LEASE DATED                                      BETWEEN GE REAL ESTATE INVESTMENTS AUSTRALIA PTY LIMITED ABN 20 111 706 944 (the Landlord) AND PHARMAXIS LTD (ACN 082 811 630) OF UNIT 2, 10 RODBOROUGH ROAD, FRENCHS FOREST, NSW 2086 (the Tenant)

SCHEDULE

ITEM

1	Landlord	GE Real Estate Investments Australia Pty Limited ABN 20 111 706 944

2	Tenant	Pharmaxis Ltd (ACN 082 811 630) of Unit 2, 10 Rodborough Road, Frenchs Forest, NSW 2086

3	Land	The whole of the land in certificate of title folio identifiers 34/842139 and 33/806189.

4	Premises	The building identified on the Premises Plan (excluding the Substation Land) including the building, the roof and the undercroft carparking.

5	Term	15 years

6	Commencing Date	#

7	Terminating Date	#

8	Further Term	(a) 2 further term of 5 years (b) Minimum notice required – 6 months Maximum notice permitted – 12 months (c) Rent Reviews in further leases:

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ITEM
		Date	Type of Review

		(a) First anniversary of the Commencing Date	Market Review

		(b) Second anniversary of the Commencing Date	Fixed Increase of 3.25%

		(c) Third anniversary of the Commencing Date	Fixed Increase of 3.25%

		(d) Fourth anniversary of the Commencing Date	Fixed Increase of 3.25%

9	Rent	$ # per annum

9A	Amortisation Rent	$ # per annum payable during the first 10 years of this lease

10	Review Dates during Term	Date	Type of review

		(a) First anniversary of the Commencing Date (b) Second anniversary of the Commencing Date	Fixed increase of 3.25% Fixed increase of 3.25%

		(c) Third anniversary of the Commencing Date (d) Fourth anniversary of the Commencing Date	Fixed increase of 3.25% Fixed increase of 3.25%

		(e) Fifth anniversary of the Commencing Date (f) Sixth anniversary of the Commencing Date	Fixed increase of 3.25% Fixed increase of 3.25%

		(g) Seventh anniversary of the Commencing Date (h) Eighth anniversary of the Commencing Date	Fixed increase of 3.25% Fixed increase of 3.25%

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ITEM

		(i) Ninth anniversary of the Commencing Date (j) Tenth anniversary of the Commencing Date	Fixed increase of 3.25% Fixed increase of 3.25%

		(k) Eleventh anniversary of the Commencing Date (l) Twelfth anniversary of the Commencing Date	Fixed increase of 3.25% Fixed increase of 3.25%

		(m) Thirteenth anniversary of the Commencing Date (n) Fourteenth anniversary of the Commencing Date	Fixed increase of 3.25% Fixed increase of 3.25%

11	Tenant’s Business	Commercial offices warehousing and manufacturing (including pharmaceutical products, production, testing research and development) as permitted under the Development Consent.

12	Public Risk Insurance	$20 million

13	Outgoings Year	Each consecutive period of 12 months ending on 30 June during the Term.

14	Tenant’s Proportion	(a) 100% (b) [%]

15	Bank Guarantees	Each of the First Bank Guarantee, the Second Bank Guarantee and the Third Bank Guarantee shall be for an amount equivalent to the sum of 6 months Rent, and Tenant’s Outgoings Contribution, as at the Commencing Date of this Lease excluding GST on those amounts.

16	Redecoration Dates	Not Applicable

17	Licence Fee	$1.00

18	Put and Call Option to Lease	The agreement dated # between the Landlord, Developer and the Tenant pursuant to which this Lease (or when this Lease is one of a sequence, the first lease of the sequence) was granted.

19	Estate	Warringah Corporate Centre

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Table of Contents

	SCHEDULE		1

PART A.		INTRODUCTION	8

1.	Interpretation		8
	1.1	Definitions	8
	1.2	General	18

2.	Exclusion of Statutory Provisions		20

	2.1	Laws Excluded	20
	2.2	Moratorium	20

3.	Term		21

	3.1	Term of Lease	21
	3.2	Holding over	21
	3.3	Option of renewal	21

4.	Rent		22

	4.1	Payment of Rent	22
	4.2	Direct Deposit and payment of instalments	22
	4.3	Rent reviews	23
	4.4	Early Determination of Market Rent	23
	4.5	Market review of Rent	23
	4.6	Tenant’s dispute of Rent	24
	4.7	Index review of Rent	26
	4.8	Fixed increase in Rent	26

5.	Outgoings		26

	5.1	Tenant’s Outgoings	26
	5.2	Landlord’s estimate	27
	5.3	Payments on account	27
	5.4	Yearly adjustment	27
	5.5	Termination of lease	27
	5.6	Cost of Services	27
	5.7	Landlord’s Rights Not Affected	28
	5.8	Cleaning charge	28
	5.9	Tenants Right to Review	28
	5.10	Cap on Outgoings	28

6.	GST		29

	6.1	Definitions	29
	6.2	Payment of GST	29
	6.3	Input Tax Credit	29

7.	Use of Premises		29

	7.1	Permitted use	29
	7.2	No warranty as to use	29
	7.3	Compliance with Laws and Requirements	30
	7.4	Environmental warranty	31
	7.5	Overloading	31

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	7.6	Other activities by Tenant	32
	7.7	Emergency evacuation procedures and drills	33
	7.8	Securing of Premises	33
	7.9	Access cards	33
	7.10	Governance	34
	7.11	Caveats	34
	7.12	Consent to use and disclose Personal Information	34

8.	Signage		35

	8.1	Tenant to have exclusive right	35
	8.2	Signage Obligations	35
	8.3	Maintenance of all Signage	36

9.	Maintenance, Repairs, Redecoration and Contamination		36

	9.1	Repairing obligations	36
	9.2	Notice to Landlord of damage, accident etc.	37

10.	Environmental Laws and Contamination		37

	10.1	Environmental Laws	37
	10.2	Vacation of Premises	37
	10.3	Indemnity for breach of Environmental Law and Contamination	38

11.	Bank Guarantee		38

	11.1	Tenant to provide	38
	11.2	Default by Tenant	38
	11.3	Tenant to keep current	39
	11.4	Transfer by Landlord	39
	11.5	Return of First Bank Guarantee	39
	11.6	Return of Second Bank Guarantee	39
	11.7	Return of Third Bank Guarantee	39

PART E		LANDLORD’S RIGHTS AND OBLIGATIONS	40

12.	Landlord’s Rights		40

	12.1	Landlord’s right of access	40
	12.2	Approval by Tenant before Access	40
	12.3	Enforcement of repairing obligations	40
	12.4	Landlord may enter to repair	40
	12.5	For Sale/Let	41
	12.6	Restricted Access	41
	12.7	Landlord’s Signage	41
	12.8	Quiet Enjoyment	41
	12.9	Services	41
	12.10	To deal with the Land	41
	12.11	Shared Scheme	42
	12.12	Structural repair	42
	12.13	Further Construction	42
	12.14	Change of Landlord	43
	12.15	Landlord’s Warranties	43

PART F		TENANT’S RESTRICTIONS	43

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13.	Tenant’s Restrictions		43

	13.1	Alterations to Premises	43
	13.2	Alterations or additions to Landlord’s Fixtures and Services	44
	13.3	Flammable Substances	45
	13.4	Fire Regulations	45

PART G		TRANSFER OF INTEREST	45

14.	Dealings by Tenant		45

	14.1	No disposal of Tenant’s interest	45
	14.2	Assignments and subleases	45
	14.3	Corporate ownership	46
	14.4	Unit Trust	47
	14.5	Charging Tenant’s interest	47
	14.6	Waiver	47
	14.7	Securing Amortised Items	47
	14.8	No Application to assignment to related Body Corporate	47

PART H		INSURANCE, RISK AND INDEMNITY	48

15.	Insurance and Indemnities		48

	15.1	Insurances to be taken out by Tenant	48
	15.2	Effect on Landlord’s insurances	48
	15.3	Notifications relating to claims	49
	15.4	Exclusion of Landlord’s liability	49
	15.5	Indemnities	49

PART I		DAMAGE, ABATEMENT & REINVESTMENT	50

16.	Damage and Destruction		50

	16.1	Consequences of Damage	50
	16.2	Liability	51
	16.3	Dispute	51
	16.4	Landlord not obliged to reinstate	51

PART J		DEFAULT	52

17.	Default and Consequences		52

	17.1	Events of Default	52
	17.2	Essential terms	52
	17.3	Re-entry, termination or conversion	52
	17.4	Landlord may rectify	53
	17.5	Waiver	53
	17.6	Offer of money after termination	53
	17.7	Interest on overdue money	54
	17.8	Landlord’s entitlement to damages	54
	17.9	Indemnity for breach	54
	17.10	Ownership of Amortised Items	55

PART K		END OF LEASE	55

18.	Make Good		55

	18.1	Tenant not required to make good or remove its fittings	55

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	18.2	Tenant not to cause damage	55
	18.3	Tenant’s Fittings not removed	56
	18.4	Tenant to indemnify and pay Landlord’s Costs	56
	18.5	Rent and other payments to continue	56

PART L		GENERAL	56

19.	Licence Areas		56

	19.1	Licence	56
	19.2	Tenant’s covenants	57
	19.3	Risk and other provisions	57
	19.4	Parking space levy	58
	19.5	Termination	58
	19.6	Access Rights	58
	19.7	Roof	59

20.	Miscellaneous		59

	20.1	Notices	59
	20.2	Certificate from Authorised Officer of Landlord	60
	20.3	Costs	60
	20.4	Severance	61
	20.5	Entire agreement	61
	20.6	Reliance	61
	20.7	Warranty by Tenant	61
	20.8	Governing law	61
	20.9	Landlord’s consent	61

21.	Not used		62

22.	Break Clause		62

23.	Additional Space		62

24.	Carpeting		63

Attachment 1			66

	Premises plan		66

Attachment 2			67

	Amortised Items		67

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PART A. INTRODUCTION

1.	Interpretation

1.1	Definitions

The following definitions apply where used in this Lease unless otherwise expressly stated:

Put and Call Option to Lease means the document, if any, specified in Item 18.

Amortisation Rent means the amount specified in Item 9A which must be paid during the first 10 years of this Lease.

Amortised Items means the works and items specified in Attachment 2.

Anti Money Laundering Regulations means all laws and requirements of any authority, including laws and requirements of places outside Australia, for the prevention of money laundering and financial crime.

Appurtenance means an item attached to the Premises including any drain, basin, sink, toilet or urinal.

Attachment means a numbered attachment to this Lease.

Australian Institute means The Australian Property Institute Inc. (being the state division located in the same state as the Premises).

Authorised Officer means:

(a)	in respect of the Tenant or any director or company secretary, or any person from time to time nominated as an authorised officer by the Tenant by a notice to the Landlord accompanied by specimen signatures of all new persons so appointed; and

(b)	in respect of the Landlord, any person whose title or acting title includes the word manager or cognate expressions, or any company secretary or director of the Landlord, or any managing agent of the Building or the Estate from time to time.

Authority includes:

(a)	any government in any jurisdiction, whether federal, state, territorial or local;

(b)	any provider of public utility services, whether statutory or not;

(c)	any other person, authority, instrumentality or body having jurisdiction, rights, powers, duties or responsibilities over the Premises or any part of them or anything in relation to them.

BBSY means the average bid rate for a 1 year term displayed on the Reuters screen BBSY page at or about 10.15am (Sydney time) on the first day from which interest is to apply.

Building means the building, if any, of which the Premises form part and/or any improvements that are located on the Premises from time to time.

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Business Day means any day except Saturday or Sunday or a day that is a public holiday throughout the state in which the Premises are located.

CPI Review means a review of the Rent in accordance with clause 4.7.

Car Park means those parts of the Land which the Landlord designates for parking of motor vehicles.

Car Parking Spaces means each car parking space which forms part of the Premises or part of the Licence Areas.

Claim includes any claim, demand, remedy, suit, injury, damage, loss, Cost, liability, action, proceeding, right of action, claim for compensation and claim for abatement of rent.

Commencing Date means the date specified in Item 6.

Common Areas means those parts of the Building and the Estate, if any, designated by the Landlord from time to time for use by others in common with the Landlord and their respective employees, invitees, licensees and any other persons authorised expressly or impliedly by the Landlord, and which are not otherwise leased or licensed to any person.

Consolidation means the consolidation of 2 or more titles into a lesser number of titles.

Contamination means the presence in, on or under land of a substance at a concentration above the concentration at which the substance is normally present in, on or under (respectively) land in the same locality, being a presence that presents a risk of harm to human health or any other aspect of the environment. For the avoidance of doubt, land includes water on or below the surface of the land. “Contaminant” and “Contaminated” have corresponding meanings.

Contamination Consultant means a contamination consultant who, from time to time, is:

(a)	is an accredited Site Auditor under the Contaminated Land Management Act 1997 New South Wales;

(b)	engaged by written agreement between the Landlord and the Tenant. If the parties fail to agree within 14 days of a request from either party, then either party may request the President of the Australian Contaminated Land Consultants Association to appoint an accredited Site Auditor

(c)	is independent of the Landlord and the Tenant; and

(d)	has at least 5 years experience in the assessment and management of contaminated sites in New South Wales.

Controller has the meaning it has in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cwlth).

Cost includes any cost, charge, expense, outgoing, payment or other expenditure of any nature (whether direct, indirect or consequential and whether accrued or paid) reasonably incurred.

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Date of Termination means, as applicable:

(a)	the Terminating Date provided that the Tenant is not holding over under clause 3.2 or the Tenant has not correctly exercised the option for the Further Term;

(b)	any date earlier than the Terminating Date on which this Lease is determined; or

(c)	the end of any period of holding over under clause 3.2.

Default Rate means the rate equivalent to BBSY plus 4% per annum.

Developer means Goodman Property Services Pty Ltd ABN 40 088 981 793.

Development Consent means development consent number 2007/1027 dated 14 June 2007 granted by the Warringah Council.

Electricity Supplier means any supplier of electricity.

Environment includes

(a)	ecosystems and their constituent parts, including people and communities;

(b)	natural and physical resources;

(c)	the qualities and characteristics of locations, places and areas;

(d)	heritage values of places;

(e)	the social, economic and cultural aspects of a thing mentioned in paragraph (a), (b) or (c).

Environmental Laws means all laws and regulations, environmental protection policies, and directions, standards and guidelines of any Authority (and any other like bodies) relating to the Environment.

Essential Term means any of the terms referred to in clause 17.2.

Estate means the estate named in Item 19 and includes the Land together with any other land designated by the Landlord from time to time as forming part of that estate.

Event of Default means each event referred to in clause 17.1.

Financial Year means a financial year as defined in the Parking Space Levy Act 1992.

First Bank Guarantee means an irrevocable and unconditional undertaking (with an expiry date not earlier than 6 months after the Terminating Date) issued by a trading bank or other financial institution in each case approved by the Landlord in its absolute discretion to pay the amount specified in Item 15 to the Landlord on demand and otherwise on terms and conditions acceptable to the Landlord.

First Occupation Date means the earlier of the Commencing Date or, if all or part of the Premises was occupied pursuant to an earlier lease of which this Lease was an option or series of options, the commencing date of the earliest of those leases.

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Further Term means a further term of this Lease, if any, specified in Item 8.

GST means the goods and services tax as imposed by the GST Law including, where relevant, any related interest, penalties, fines or other charge.

GST Amount means, in relation to a Payment, an amount arrived at by multiplying the Payment (or the relevant part of a Payment if only part of a Payment is the consideration for a Taxable Supply) by the appropriate rate of GST prescribed under the GST Law from time to time (being 10% when the GST Law commenced) or any lower rate notified from time to time by the person making the relevant Supply.

GST Law has the meaning given to that term in A New Tax System (Goods and Services Tax) Act 1999, or, if that Act is not valid or does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

Index Number means:

(a)	the Consumer Price Index All Groups number for the capital city of the state in which the Premises are located published from time to time by the Australian Bureau of Statistics; or

(b)	if the relevant Consumer Price Index is suspended or discontinued the Average Weekly Earnings of All Employees published from time to time by the Australian Bureau of Statistics for the capital city of the state in which the Premises are located; or

(c)	if both the relevant Consumer Price Index is suspended and the publication of the determination of the Average Weekly Earnings of All Employees ceases, the index published by the Australian Bureau of Statistics which reflects changes in the cost of living in the capital city of the state in which the Premises are located at the time this Lease commenced and at the time any variation of Rent or other amount payable under this Lease is to be determined.

The Tenant or the Landlord is Insolvent if:

(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(b)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to its property; or

(c)	it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Landlord); or

(d)	an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above.

(e)	it is taken (under section 459(F)(1) of the Corporations Act) to have failed to comply with a statutory demand; or

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(g)	something having a substantially similar effect to (a) to (e) happens in connection with that person under the law of any jurisdiction.

Item means an item in the Schedule to this Lease.

Keys means keys, access cards and other methods of access from time to time used for the Land or any part of it.

Land means the land specified in Item 3 and all improvements erected on it from time to time.

Landlord’s Consent means the consent of the Landlord in accordance with clause 20.9.

Landlord’s Employees means the employees, agents, contractors, consultants, workmen, invitees and others who may be on the Estate with the authority of the Landlord.

Landlord’s Fixtures includes the following which are owned or supplied by the Landlord:

(a)	all plant and equipment, mechanical or otherwise, Appurtenances, fittings, fixtures, furniture, furnishings of any kind, including window coverings, blinds and light fittings from time to time on or comprising part of the Premises or which may exclusively service the Premises or any part of them; and

(b)	all stop cocks, fire hoses, hydrants, other fire prevention aids and all fire fighting systems from time to time located on or comprising part of the Premises or which may service the Premises; and

(c)	any items specified in Attachment 2 as belonging to the Landlord.

Law includes any requirement of any statute, rule, regulation, proclamation, ordinance or by-law, present or future, and whether state, federal or otherwise.

Lease Year means each consecutive 12 month period with the first such year commencing on the Commencing Date.

Lettable Area means, in respect of the Premises, the Estate or any part of them, the lettable area of the relevant area measured in accordance with the method of measurement adopted from time to time by the Property Council of Australia Limited for buildings or premises which are similar to the Premises, the Estate or the relevant part of them.

Licence Areas means that part of the Land so identified on the Site Plan.

Licence Fee means the licence fee specified in Item 17.

Liquidation includes liquidation, provisional liquidation, voluntary administration, receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors, bankruptcy or death.

Management Fee means a maximum of 2% per annum of the total of all sums payable by the Tenant under this Lease in the relevant Lease Year (excluding the

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management fee itself) as at the Commencing Date or such other amount as determined by the Landlord from time to time.

Market Capitalisation means the total market value of issued equity securities of the Tenant at the relevant time calculated as the multiple of the securities issued and the closing price at the relevant time on the primary stock exchange on which the company’s securities are listed

Market Review means a market review of the Rent in accordance with clause 4.4, clause 4.5 or clause 4.6 (as appropriate).

Obligations means all obligations and liabilities of whatever kind undertaken or incurred by, or devolving upon, the Landlord under or in respect of this Lease.

OH & S Law means any occupational health and safety law, regulation or by-law that applies to work being carried out on the Premises.

Outgoings means in respect of the whole or any part of the Premises, the Estate or the Land, the total of all Rates, taxes and charges payable to any Authority or under any Law, the sum of all amounts arising from the Landlord’s ownership and operation and the sum of all amounts paid by the Landlord (or for the payment of which the Landlord may be or become liable) acting reasonably and properly whether by direct assessment or otherwise, including:

(a)	all insurance premiums and amounts payable in respect of insurances for:

(i)	industrial special risks for the full insurable and replacement value;

(ii)	loss of rent or other money (limited to a maximum of 12 months value) (whether separate or otherwise) including rent or other money payable in respect of any tenancy or occupation of the Land or the Estate arising from damage or destruction of the Land or the Estate or any part of it or arising from diminution or loss of any means of access or other similar cause;

(iii)	public liability;

(iv)	workers’ compensation for all employees of the Estate proportionally to the extent those employees are employed in connection with the Estate;

(v)	such other insurable risks which a prudent landlord of properties of a type similar to the Premises insure against from time to time as they are considered standard for the industry at the relevant time.

(b)	all broker fees, valuation fees and risk assessment fees payable in connection with the insurances and their renewal (including all fees for valuation reports and risk management reports) referred to in paragraph (a);

(c)	all Costs in relation to the supply, repair and maintenance of the Landlord’s Fixtures and Services to, and the removal of all waste, sullage and all other general garbage from the Estate including all Costs of operating and maintaining any plant and equipment provided for that purpose whether the plant or equipment is located on the Estate or otherwise, but excluding from this paragraph any amount which is:

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(i)	already included by virtue of another paragraph of this definition;

(ii)	otherwise payable by the Tenant pursuant to the provisions of this Lease;

(d)	all Costs in relation to the control of pest, vermin, insect or other similar infestation on the Estate;

(e)	all Costs of purchasing, hiring, maintaining and servicing all outdoor gardens, lawns, potted shrubs and planted and landscaped areas on the Estate;

(f)	all Costs of the provision of caretaking services, including the Costs of policing and regulating traffic (when undertaken) on the Estate and/or for any means of access to the Estate;

(g)	all Costs of repairs and/or maintenance of the Estate;

(h)	all Costs of the provision of security, if any, provided to the Estate

(i)	all Costs of cleaning the Estate (excluding any amount which is otherwise payable by the Tenant under this Lease);

(j)	all Costs in the form of salary, wages, leave entitlements, superannuation and other employment overheads (fairly apportioned by the Landlord where any such employee is engaged in work relating to other buildings) incurred in the operation, maintenance and supply of any Services to the Estate;

(k)	the Management Fee and if applicable fees payable to any managing agents for the general management and operation of the Estate, and any other monies no matter how disbursed relating to the management of the Estate;

(l)	all Costs incurred in the administration of the OH & S Law requirements.

(m)	any other Costs properly incurred in the management, operation and maintenance of the Estate;

(n)	to the extent that it is lawful to pass them on to the Tenant,

(i)	all Rates, taxes and charges payable to any Authority relating to the use and occupation of the Estate;

(ii)	all Rates, taxes and charges payable to an Authority for the provision, reticulation or discharge of water and/or sewage and/or drainage including excess water charges, consumption charges, service charges and meter rents; and

(iii)	land taxes or taxes in the nature of a tax on land, computed on the taxable value of the Land at the rate which is payable by the Landlord; and

(o)	all existing and future levies, charges and contributions imposed under strata, community or similar legislation including administrative, special and ordinary levies,

but excluding:

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(p)	any liability or expenditure of a structural or capital nature other than replacement of component parts (but not the whole) of the Landlord’s Fixtures;

(q)	Costs properly payable by any other tenant or occupier of the Estate in the Landlord’s reasonable opinion;

(r)	Any income tax or capital gains tax payable by the Landlord; and

(s)	any Costs incurred in respect of an undeveloped part of the Estate.

Outgoings Year means each period specified in Item 13.

Parking Act means the Parking Space Levy Act 1992 NSW and any other applicable Law that imposes a levy, charge, tax, or other payment in relation to Car Parking Spaces.

Payment means:

(a)	the amount of any monetary consideration (other than a GST Amount payable under clause 6.2(b)), and

(b)	the GST Exclusive Market Value of any non-monetary consideration,

paid or provided by the Tenant for this Lease or by the Landlord or the Tenant for any other Supply made under or in connection with this Lease and includes:

(c)	any Rent or contribution to Outgoings; and

(d)	any amount payable by way of indemnity, reimbursement, compensation or damages.

Permitted Signage means signage approved by the Landlord under clause 8.2.

Personal Information means information or an opinion (including information or an opinion forming part of a database), collected, held, used or disclosed in connection with this Lease whether true or not, and whether recorded in a material form or not, about an individual whose identity is apparent, or can reasonably be ascertained, from the information or opinion.

Pollution means the unlawful placing in or on, or otherwise introducing into or onto, the Premises any matter, whether solid, liquid or gaseous, that causes or is likely to cause actual or potential harm to the health or safety of human beings or the environment or actual or potential loss or property damage, that is not trivial.

Premises means the premises specified in Item 4, located on the Land and includes all of the Landlord’s Fixtures and improvements in or on the Premises.

Premises Plan means the plan attached to this Lease as Attachment 1.

Principal Contractor means the position of “principal contractor” referred to in Chapter 8 of the Occupational Health and Safety Regulation 2001 (NSW).

Privacy Statement means a statement, a copy of which is attached to this lease or, if none is attached, which the Landlord has otherwise provided to the Tenant containing matters about the Landlord’s information-handling practices as required by National Privacy Principle 1 of the Privacy Act 1988 (Cwlth).

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Prohibited Entity means any person or entity which:

(a)	is a “terrorist organisation” as defined in Part 5.3 of the Criminal Code Act 1995 (Cwlth); or

(b)	has a connection with certain countries or named individuals or entities subject to international sanctions, or is associated with terrorism, including:

(i)	the persons or entities listed by the Minister for Foreign Affairs in the Government Gazette pursuant to Part 4 of the Charter of the United Nations Act 1945 (Cwlth) (which list, as at the date of this lease, is available from the website of the Australian Department of Foreign Affairs and Trade); and

(ii)	any other person or entity on any other list of terrorists or terrorist organisations maintained under the rules and regulations of the Australian Department of Foreign Affairs and Trade or under any law; or

(c)	any person or entity listed by the Minister for Foreign Affairs, or prescribed by regulation made by the Governor General of Australia, under the Charter of the United Nations Act 1945; or

(d)	a person that the Reserve Bank of Australia has made a direction in relation to under the Banking (Foreign Exchange) Regulations 1959 (Cwlth).

Proposed Work means any work, alteration, addition or installation in or to the Premises and/or to the existing Tenant’s Fittings.

Rates means all rates, taxes, charges and outgoings payable to an Authority relating to all or any part of the Estate, the Land or the Premises or their use or occupation including:

(a)	for any Services of the type from time to time provided by an Authority for the locality in which the Premises are situated;

(b)	for waste and general garbage removal from the Estate, the Land or the Premises (including any excess);

(c)	for the provision, reticulation or discharge of water, sewerage and drainage (including water and sewerage usage charges and meter rents); and

(d)	council rates, water and sewer rates and land tax.

Rent means the rent specified in Item 9 as varied from time to time.

Requirement includes any requirement, notice, order, direction, recommendation, consent, stipulation or similar notification received from or given by any Authority or under any Law, whether in writing or otherwise but only relating to the Premises.

Review Date means each of the dates specified in Item 10.

Services means all services or systems of any nature from time to time provided or available for use to the Premises, the Land or the Estate including:

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(a)	any electronic medium, energy source, lighting, gas, fuel, power, water, sewerage, drainage, loading docks, plant rooms, storage areas, fire services, sprinkler systems or devices, lifts, escalators and air-conditioning;

(b)	fittings, fixtures, appliances, plant and equipment utilised for any of the services specified in subparagraph (a); and

(c)	any services or systems from time to time utilised for access to the Premises.

Second Bank Guarantee means an irrevocable and unconditional undertaking (with an expiry date not earlier than 6 months after the Terminating Date) issued by a trading bank or other financial institution in each case approved by the Landlord in its absolute discretion to pay the amount specified in Item 15 to the Landlord on demand and otherwise on terms and conditions acceptable to the Landlord.

Shared Scheme means each scheme or plan regulated by a Shared Scheme law that affects the Premises. Examples of properties that are often part of a shared scheme are strata title units and properties in integrated developments.

Shared Scheme law means any legislation that provides for the:

subdivision and development of land with shared property; or

subdivision of buildings; or

management of land that is subdivided and has shared property; or

management of subdivided buildings.

Site Auditor has the same meaning as in the Contaminated Land Management Act 1997 (NSW)

Site Report means a report prepared by the Contamination Consultant in accordance with the requirements of the Contaminated Land Management Act and its regulations and any other relevant Australian Standards or guidelines. The report may identify, based on verifiable evidence and on the balance of probabilities the party responsible for any Contamination (if any).

Standard means a standard issued by Standards Australia.

Subdivision means a subdivision of one or more of the titles to the Estate and includes a strata subdivision.

Substation Land means the land, if any, which the Landlord has, or proposes to, lease to the Electricity Supplier for the installation and operation of an electricity substation and includes the land the subject of any easements to allow access to or from the electricity substation.

Tenant’s Business means the permitted use of the Premises as described in Item 11.

Tenant’s Employees includes the employees, agents, contractors, consultants, customers, workmen, invitees, clients and visitors of the Tenant, its subtenants, licensees and concessionaires and others who may at any time be in or on the Estate.

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Tenant’s Fittings means all fixtures, fittings, plant, equipment, partitions or other articles and chattels of all kinds (other than stock-in-trade) which are not owned by the Landlord and at any time are on the Premises.

Tenant’s Incentive means the sum of [insert].

Tenant’s Outgoings Contribution means the sum calculated pursuant to clause 5.1.

Tenant’s Proportion means:

(a)	in respect of any Outgoings which are separately assessed on the Premises or which in the Landlord’s reasonable opinion are wholly attributable to the Premises or to the Tenant’s use or occupation of the Premises the percentage specified in paragraph (a) of Item 14;

(b)	in respect of Outgoings that benefit the Premises and other parts of the Estate the proportion, expressed as a percentage, which the Lettable Area of the Premises bears to the Lettable Area of the Estate (or, if the Estate or any part is in the course of development, the anticipated Lettable Area of the Estate when developed as reasonably determined by the Landlord) from time to time and which at the Commencing Date of this Lease is that proportion specified in paragraph (b) of Item 14, or such other proportion determined by the Landlord which is fair and reasonable, calculated based on normal property management principles.

Term means the term of this Lease as specified in Item 5.

Terminating Date means the date specified in Item 7.

Third Bank Guarantee means an irrevocable and unconditional undertaking (with an expiry date not earlier than 6 months after the Terminating Date) issued by a trading bank or other financial institution in each case approved by the Landlord in its absolute discretion to pay the amount specified in Item 15 to the Landlord on demand and otherwise on terms and conditions acceptable to the Landlord.

Valuer means a fellow of not less than 10 years standing, of the Australian Institute active in the market for valuing premises like the Premises and having at least 5 years immediate past experience in valuing premises like the Premises.

Year means calendar year.

1.2	General

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless expressly stated otherwise.

(a)	The singular includes the plural and conversely.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

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(e)	A reference to a clause, sub-clause, paragraph, sub-paragraph or Schedule or Attachment is a reference to a clause, sub-clause, paragraph, sub-paragraph of or Schedule or Attachment to this Lease.

(f)	A reference to any party to this Lease or any other agreement or document includes the party’s successors and substitutes or assigns.

(g)	A reference to a right or obligation of any two or more Tenants confers that right, or imposes that obligation, as the case may be, jointly and severally.

(h)	A reference to an agreement or document is to the agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Lease.

(i)	A reference to legislation or to a provision of legislation includes a modification, re-enactment of or substitution for it and a regulation or statutory instrument issued under it.

(j)	A reference to dollars or $ is to Australian currency.

(k)	Each Schedule of, annexure and Attachment to and/or exhibit relating to this Lease forms part of it.

(l)	A reference to conduct includes any omission, statement or undertaking, whether or not in writing.

(m)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(n)	Substantial means not merely nominal.

(o)	Unless stated otherwise, one word or provision does not limit the effect of another.

(p)	A reference to includes or including means includes, without limitation, or including, without limitation, respectively.

(q)	A reference to the whole includes part.

(r)	All obligations are taken to be required to be performed punctually if no time limit is imposed.

(s)	Words importing do include do, permit or omit, or cause to be done or omitted.

(t) (i)	Where a reference is made to any person, body or Authority, that reference, if the person, body or Authority has ceased to exist, will be to the person, body or Authority as then serves substantially the same objects as that person, body or Authority.

(ii)	Any reference to the President of that person, body or Authority, in the absence of a President, will be read as a reference to the senior officer for the time being of the person, body or Authority or any other person fulfilling the duties of President.

(u)	Where anything is permitted in an emergency the opinion of the Landlord as to the existence or non-existence of that state of affairs is conclusive.

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(v)	Where the day or last day for doing anything or on which an entitlement is due to arise is not a Business Day, that day or last day will be the immediately following Business Day.

(w)	Month means calendar month.

(x)	A provision of this Lease must not be construed against a party only because that party was responsible for preparation of this Lease.

(y) (i)	Subject to sub-paragraph (ii), every obligation under this Lease:

(A)	regardless of the form or context of the wording, is a covenant by the party undertaking that obligation; and

(B)	continues throughout the Term and any holding over period and after that for so long as the obligation remains to be observed or performed.

(ii) (A)	Every Obligation of the Landlord under this Lease binds that person only during the period(s) that person is entitled to receive the rents and income of the Premises.

(B)	Subject to clause 1.2(y)(ii)(A), the Obligations on the part of the Landlord bind the person from time to time immediately entitled to the Premises at the end of this Lease.

(iii)	Every covenant by the Tenant includes a covenant by the Tenant to ensure compliance with the covenant by each of the Tenant’s Employees.

(z)	To the extent of any inconsistency between the Put and Call Option to Lease and this Lease, the provisions of this Lease prevail unless the contrary intention is expressed.

2.	Exclusion of Statutory Provisions

2.1	Laws Excluded

To the extent permitted by Law the covenants, powers and provisions (if any) implied in leases by virtue of any Law are expressly negatived.

2.2	Moratorium

To the extent permitted by Law, any Law, Requirement or moratorium which at any time directly or indirectly:

(a)	extends or reduces the Term;

(b)	lessens, varies or affects in favour of the Tenant any obligation under this Lease;

(c)	delays, prevents or prejudicially affects the exercise by the Landlord of any right, power or remedy given by this Lease; or

(d)	reduces or postpones the payment of Rent or the Amortisation Rent or any part of it,

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is excluded from this Lease and may not be enforced by the Tenant against the Landlord.

PART B. TERM & EXTENSIONS

3.	Term

3.1	Term of Lease

The Landlord leases to the Tenant and the Tenant accepts the lease of the Premises for the Term subject to the terms of this Lease.

3.2	Holding over

If the Tenant obtains the Landlord’s Consent to continue to occupy the Premises beyond the Terminating Date (otherwise than under another lease) then:

(a) the Tenant does so as a monthly tenant and must pay rent:

(i)	monthly in advance, the first payment to be made on the day following the Terminating Date; and

(ii)	equal to one-twelfth of the annual rate of Rent payable immediately prior to the Terminating Date;

(b)	the monthly tenancy is determinable at any time by either the Landlord or the Tenant by one month’s notice given to the other, to end on any date, but otherwise the tenancy will continue on the conditions of this Lease; and

(c)	if the Tenant is in breach of any of those conditions, then the monthly tenancy may be determined at any time by the Landlord giving 72 hours notice to the Tenant, ending at any time.

3.3	Option of renewal

(a)	If:

(i)	there is a Further Term that commences immediately following the Termination Date;

(ii)	the Tenant notifies the Landlord not more than the maximum number of months and not less than the minimum number of months referred to in Item 8(b) before the Terminating Date that it requires a further lease for that particular Further Term; and

(iii)	at the date of that notice and at the Terminating Date there is no subsisting Event of Default by the Tenant,

the Landlord must grant to the Tenant a lease of the Premises for that particular Further Term commencing on the day after the Terminating Date.

(b)	The lease for that particular Further Term will be on the same terms and conditions as this Lease except that:

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(i)	the term will be the applicable term specified in Item 8(a). Item 8(a) will be amended in the Lease of the first Further Term to refer to one Further Term of 5 years;

(ii)	the commencing date will be the day after the Terminating Date;

(iii)	the terminating date will be the last day of the applicable term specified in Item 8(a) calculated from the date of commencement of the lease for that particular Further Term;

(iv)	the Rent will be determined in accordance with clauses 4.4, 4.5 and 4.6 (as applicable) (except that the time period stipulated in clause 4.4(a) will not apply) as if the commencing date of the lease for that particular Further Term were for the purposes of those clauses a Review Date for which a Market Review was specified;

(v)	the amount of public risk insurance will be the amount reasonably required by the Landlord;

(vi)	Item 9A and the definition of “Amortisation Rent” and all references to “Amortisation Rent” will be omitted;

(vii)	the definition of “Amortised Items” Attachment 2, clause 14.7 and clause 17.10 will be omitted;

(viii)	the Rent Review Dates in Item 10 will be the relevant dates specified in Item 8(c); and

(ix)	Item 8 and this clause 3.3 will be deleted from the Lease of the second Further Term.

PART C TENANT’S PAYMENTS

4.	Rent

4.1	Payment of Rent

(a)	The Tenant must pay Rent and the Amortisation Rent to the Landlord:

(i)	without demand;

(ii)	without any deduction, counterclaim or right of set-off at all; and

(iii)	by equal monthly instalments (and proportionately for any part of a month) in advance on the first day of each month.

(b)	The Tenant may upon first notifying the Landlord in writing credit in aggregate an amount equal to the Tenant’s Incentive against the payment of Rent and the Amortisation Rent.

4.2	Direct Deposit and payment of instalments

(a)

All instalments of Rent and Amortisation Rent must be paid by periodic direct deposit (or as otherwise directed by the Landlord from time to time) to the bank account notified to the Tenant by the Landlord from time to time and in

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the absence of such notification, to the place and in the manner directed by the Landlord from time to time.

(b)	The first instalment of Rent and the Amortisation Rent must be paid one month after the Commencing Date.

4.3	Rent reviews

(a)	The Rent will be reviewed on each Review Date in accordance with the type of review set out in Item 10 for the relevant Review Date.

(b)	The Landlord does not forfeit or waive its right to have the Rent reviewed as at a particular Review Date because of a failure to implement a review on or before a Review Date.

(c)	The receipt of Rent after a Review Date does not constitute a waiver by the Landlord of its right to review the Rent and demand any back payment due as a result of a subsequent review.

(d)	Once reviewed the Rent, as reviewed, dates back to the relevant Review Date and any necessary adjustment must be made within 14 days of the determination.

(e)	This provisions of this clause 4.3 will only operate if the Landlord initiates the rent review within 12 months of the relevant Review Date.

4.4	Early Determination of Market Rent

(a)	The Tenant is entitled to request a determination of the current market rent at any time within the period that begins 6 months before and ends 1 month before the last day on which the option may be exercised under the lease.

(b)	The Tenant makes such a request by giving notice in writing of the request to the Landlord.

(c)	If the Tenant makes such a request, the amount of the current market rent is to be determined as at the Commencing Date of the relevant Further Term) in accordance with clauses 4.5 and 4.6.

4.5	Market review of Rent

(a)	If the Tenant has not served a notice under clause 4.4, then not earlier than 6 months before the Review Date for which a Market Review is specified in Item 10 or elsewhere in this Lease, either party may notify the other of its assessment of the current market rent for the Premises.

(b)	If the party receiving the notice does not dispute, by notice in writing to the other party, the assessment of the current market rent for the Premises within 20 Business Days of notification (time being of the essence) then that assessment will become the Rent as and from the relevant Review Date. If the party receiving the notice disputes the assessment by written notice within the timeframe above then the provisions of clause 4.6 apply.

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4.6	Tenant’s dispute of Rent

If a party disputes the other party’s assessment of the current market rent in accordance with clause 4.5(b), then the following procedure applies.

(a)	The parties must attempt to agree on the current market rent for the Premises. If the parties agree then the agreed current market rent will become the Rent from the relevant Review Date. If the parties cannot agree on the current market rent for the Premises within 20 Business Days then the provisions of clause 4.6(b) apply.

(b)	The parties after the expiration of the time referred to in clause 4.6(a) must agree on the appointment of a Valuer. If the parties cannot agree on an appropriate Valuer within 10 business days then the Valuer shall at the request of either party be appointed by the President of the Australian Property Institute (NSW).

(c)	The Valuer must be instructed to determine the current market rent for the Premises as at the relevant Review Date acting as an expert and not as an arbitrator. The Valuer’s determination is final and binding on the Landlord and the Tenant.

(d)	The Valuer must be instructed:

(i)	to make a written determination of the current market rent containing reasons within 45 days after appointment;

(ii)	that he may confer with the Landlord and the Tenant and require either of them to supply information they have which the Valuer considers relevant to the determination; and

(iii)	that he may require the Landlord and the Tenant to make written submissions to the Valuer within 20 Business Days after the Valuer’s appointment.

(e)	The Landlord and the Tenant must each comply with any requirement of the Valuer under clause 4.6(d), and provide copies of anything supplied to the Valuer to each other and must co-operate in implementing and conducting any market rent review under this clause.

(f)	In determining the current market rent the Valuer acts as an expert and not as an arbitrator, and must determine the current market rent for the Premises as at the particular Review Date having regard to this Lease and must:

(i)	disregard:

(A)	the value of any goodwill of the Tenant’s Business and the Tenant’s Fittings;

(B)	any impaired condition of the Premises if that condition results from any work carried out or not carried out on the Premises by the Tenant or from any breach under this Lease by the Tenant; and

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(C)	any sublease or other sub-tenancy agreement or occupancy arrangement in respect of any part of the Premises and any rental, fees or money payable under any of them;

(D)	any incentive provided in this Lease or the Put and Call Option to Lease;

(E)	any option period;

(F)	the specific use of the Premises by the tenant.

(ii)	have regard to the rates of rent payable for comparable premises in comparable locations;

(iii)	consider the Premises as available for use for the highest and best use for which the Premises may be lawfully used;

(iv)	assume that all covenants on the part of the Tenant and the Landlord in this Lease have been fully performed and observed on time;

(v)	have regard to all rent-free periods, financial contributions, allowances or inducements, whether in cash or kind, or other concession given to tenants at comparable premises;

(vi)	if the Premises have been damaged, destroyed or rendered inaccessible in whole or part, assume that they have been reinstated or made accessible (as appropriate);

(vii)	have regard to any Car Parking Spaces, roof licence and naming rights provided to the Tenant if no Licence Fee or a Licence Fee below market rate is payable in relation to them;

(viii)	assume that the Premises are vacant and available for lease between a willing but not anxious landlord and tenant;

(ix)	assume that the Lease has a full make good clause.

(g)	the current market rent as determined by the Valuer will be the Rent as and from the relevant Review Date. However, if the Valuer determines the current market rent to be an amount:

(i)	less than 90% of the Rent for the year prior to the relevant Review Date then the Rent from the Review Date will be 90% of the Rent for the year prior to the relevant Review Date; or

(ii)	more than 110% of the Rent for the year prior to the relevant Review Date then the Rent from the Review Date will be 110% of the Rent for the year prior to the relevant Review Date:

(h)	Where there is a determination of the Rent under clause 4.6 the amount of Rent payable by the Tenant from the Review Date pending the completion of that determination is the Rent payable immediately before the relevant Review Date.

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4.7	Index review of Rent

On each Review Date for which a CPI Review is specified in Item 10, the Rent is to be varied in accordance with the following formula.

R =	A x B
C

Where:

R	= the Rent payable for the following Lease Year;

A	= the Rent payable during the Lease Year just ended (disregarding any period of concessionary rent);

B	= the Index Number last published before the end of the Lease Year just ended; and

C	= the Index Number last published before the Commencing Date or the last Review Date whichever is the later.

4.8	Fixed increase in Rent

On each Review Date for which a fixed percentage increase is specified in Item 10, the Rent payable on and from the relevant Review Date will be the Rent payable immediately before that Review Date increased by the percentage specified against that date in Item 10.

5.	Outgoings

5.1	Tenant’s Outgoings

The Tenant must pay to the Landlord a proportion of the Outgoings for each Outgoings Year calculated as follows:

TOC =	(TP x O x N)
Y

where:

TOC =	Tenant’s Outgoings Contribution;

TP =	the Tenant’s Proportion;

N =	the number of days of the Term or holding over period (as appropriate) falling within the relevant Outgoings Year;

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Y =	365 (or 366 in the case of a leap year); and

O =	Outgoings for the relevant Outgoings Year other than TO.

5.2	Landlord’s estimate

The Landlord:

(a)	must notify the Tenant of the Landlord’s reasonable preliminary estimate of the Tenant’s Outgoings Contribution for that Outgoings Year; and

(b)	may from time to time during that Outgoings Year by notice to the Tenant adjust the reasonable estimate of the Tenant’s Outgoings Contribution as may be appropriate to take account of changes in any of the Outgoings.

5.3	Payments on account

From the Commencing Date, the Tenant must pay on account of the Tenant’s Outgoings Contribution the relevant estimate advised under clause 5.2 by equal monthly instalments in advance on the same day and in the same manner as the Tenant is required to pay Rent under this Lease.

5.4	Yearly adjustment

(a)	After the end of each Outgoings Year (and no later than 6 months after the end of each year) the Landlord must give the Tenant a notice stating the Tenant’s Outgoings Contribution together with a statement setting out the total Outgoings actually paid by the Tenant for that Outgoings Year.

(b)	Within 30 days after the Landlord gives the Tenant the Outgoings notice under clause 5.4(a), the Tenant must pay the Landlord (or the Landlord must credit the Tenant with) the difference between what the Tenant has paid on account of the Tenant’s Outgoings for the relevant Outgoings Year and what the Tenant should have paid, so that the Tenant shall have paid the correct amount of the Tenant’s Outgoings Contribution for that Outgoings Year.

5.5	Termination of lease

(a)	The Tenant’s Outgoings Contribution is payable for the period up to and including the Date of Termination.

(b)	On the Date of Termination, the Tenant must pay the Landlord’s reasonable estimate of the Tenant’s Outgoings Contribution as at the Date of Termination. Any amount paid by the Tenant must be taken into account in the yearly adjustment to be made under clause 5.4 in relation to the Outgoings Year in which such termination occurs.

5.6	Cost of Services

The Tenant must pay promptly all Costs for all Services (including for all sources of energy, electricity, gas, oil, water and telephone) separately supplied, metered, consumed or connected (as appropriate) to, in or on the Premises.

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5.7	Landlord’s Rights Not Affected

Nothing in clauses 5.1 to 5.6 prevents the Landlord:

(a)	recovering from the Tenant the Tenant’s Outgoings Contribution; and

(b)	subject to clause 5.7(a), requiring the Tenant in any notice to pay to the Landlord a lump sum in respect of the Tenant’s Outgoings Contribution for a period which predates the notice.

5.8	Cleaning charge

(a)	If the Tenant requests that the Landlord provide a cleaning service for the Premises the Tenant must pay the Landlord’s reasonable Costs of cleaning the Premises.

(b)	If clause 5.8(a) does not apply, the Tenant must arrange the cleaning of the Premises at the cost of the Tenant.

5.9	Tenants Right to Review

If the Tenant has served notice on the Landlord within one month of the Tenant’s receipt of the notice served by the Landlord under clause 5.4(a), the Tenant may, on reasonable notice to the Landlord, inspect all invoices and receipts relating to Outgoings.

5.10	Cap on Outgoings

(a)	For the first two Outgoings Years the Tenant will not be required to pay more than $45.00 plus GST per square metre for Outgoings.

(b)	For the third and each subsequent Outgoings Year any increase in Outgoings shall not exceed the Outgoings for the previous year increased by the following formula:

O =	A x B
C

Where:

O	= Outgoings payable for the following Outgoings Year.

A	= Outgoings payable during the Outgoings Year just ended

B	= the Index Number last published before the end of the Outgoings Year just ended; and

C	= the Index Number last published 12 months before the end of the Outgoings Year just ended.

For the purposes of this clause 5.10(b), “Outgoings” does not include any Rate, tax or charge payable to any Authority or under any Law which must be paid by the Tenant in addition.

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6.	GST

6.1	Definitions

Capitalised expressions which are not defined in clause 1.1 but which have a defined meaning in the GST Law (irrespective of whether they are capitalised in the GST Law) have the meaning given to them under the GST Law.

6.2	Payment of GST

The parties agree that:

(a)	all Payments have been set or determined without regard to the impact of GST;

(b)	if the whole or any part of a Payment is the consideration for a Taxable Supply for which the payee is liable to GST, the GST Amount in respect of the Payment must be paid to the payee as an additional amount, either concurrently with the Payment or as otherwise agreed in writing; and

(c)	the payee will provide to the payer a Tax Invoice.

6.3	Input Tax Credit

Despite any other provision of this Lease, if a Payment due under this Lease (including any contribution to Outgoings) is a reimbursement or indemnification by one party of an expense, loss or liability incurred or to be incurred by the other party, the Payment shall exclude any part of the amount to be reimbursed or indemnified for which the other party can claim an Input Tax Credit.

PART D TENANT’S OBLIGATIONS

7.	Use of Premises

7.1	Permitted use

The Tenant must only use the Premises for Tenant’s Business unless the Landlord’s Consent is obtained.

7.2	No warranty as to use

Except for any warranties by the Landlord contained in this Lease, the Landlord gives no warranty (either present or future) as to the suitability of the Premises or the use to which the Premises may be put. The Tenant:

(a)	accepts this Lease with full knowledge of and subject to any prohibitions or restrictions on the use of the Premises from time to time under any Law or Requirement;

(b)	must obtain, maintain and comply with at its Cost any consent or approval from any Authority necessary or appropriate for the Tenant’s Business under any Requirement or Law.

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7.3	Compliance with Laws and Requirements

(a)	The Tenant must comply with and observe at its Cost all Laws and Requirements:

(i)	in relation to the Premises or any of the Tenant’s Fittings; and

(ii)	in relation to or arising as a result of the use or occupation of the Premises from time to time, including those which arise as a result of the gender or number of persons in the Premises,

whether or not those Laws or Requirements are addressed to or are required to be complied with by either or both of the Landlord and the Tenant or by any other person.

(b)	Where any Law or Requirement is notified to or served on the Tenant, the Tenant must give a complete copy of it immediately to the Landlord.

(c)	Before complying with any Law or Requirement referred to in this clause 7.3 the Tenant must obtain the Landlord’s Consent, where required elsewhere under this Lease, and must otherwise observe the provisions of this Lease.

(d)	The Landlord may:

(i)	(without prejudice to any of the Landlord’s other rights) elect at the Tenant’s Cost to comply with any Law or Requirement (referred to in this clause 7.3) either in part or whole, including where the Tenant fails to comply within the appropriate time with any of its obligations; and

(ii)	where the Landlord does exercise any rights referred to in clause 7.3(d)(i), elect to have the balance of any Law or Requirement complied with by the Tenant.

(e)	The Tenant is not required under this clause 7.3 to effect structural alterations or additions except those caused by, contributed to or arising from:

(i)	the nature of the Tenant’s Business;

(ii)	the number or gender of the Tenant and Tenant’s Employees; and/or

(iii)	any deliberate or negligent act or omission on the part of the Tenant or of the Tenant’s Employees.

(f)	The Tenant must on demand pay to the Landlord all Costs incurred in good faith by or on behalf of the Landlord in complying with any Law or Requirement referred to in this clause 7.3 as if that money were Rent in arrears.

(g)

(i)	The Tenant must not breach the OH & S Law and must not do or allow to be done, or omit or allow to be omitted anything which may result in the Landlord being in breach of the OH & S Law in relation to the Premises.

(ii)	Without limiting clause 7.3(g)(i), if the Tenant (including if acting as agent for the Landlord) carries out on the Premises, or procures to be carried out on the Premises, works to which an OH&S Law applies:

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(A)	the Landlord appoints the Tenant to any position under the OH&S Law necessary for the Tenant to comply with that law (including the position of Principal Contractor); and

(B)	the Landlord authorises the Tenant to exercise whatever authority is necessary for the Tenant to discharge the responsibilities of the appointment under clause 7.3(g)(ii)(A); and

(C)	the Tenant must comply with, and must ensure that the works are carried out in accordance with, the OH&S Law; and

(D)	the Tenant is responsible for the works at all times until they are completed.

The Tenant’s appointment under clause 7.3(g)(ii)(A), and the Tenant’s authority under clause 7.3(g)(ii)(B), starts when the works are commenced and ends when the works are completed.

7.4	Environmental warranty

(a)	Except for any warranties by the Landlord contained in this Lease, the Tenant acknowledges and agrees that:

(i)	the Landlord makes no representation and gives no warranties in respect of the environmental state of the Land, any Contamination or Pollution of the Land or any potential affectation of the Premises or any land in the vicinity of the premises by any Contaminant.

(ii)	it has not relied on any information provided by the Landlord or the Landlord’s consultants or any other person on behalf of the Landlord in respect of Contamination of the Land. All representations or warranties in respect of such matters whether express or implied are to the fullest extent permissible at law expressly negated and released by this clause.

7.5	Overloading

(a)	The Tenant must not place or store any heavy articles or materials on any part of the Premises that cause or are likely to cause structural or other damage to the premises.

(b)	Any structural or other damage done to the Premises as a result of over-loading must be made good and/or paid for on demand by the Tenant (as appropriate) at the election of the Landlord. Any make good works under this clause will constitute Proposed Work.

(c)	The Tenant must not install any equipment or system on the Premises that overloads or may overload the electrical or other Services to the Premises.

(d)	The Landlord and the Tenant acknowledge

(i)	that the Tenant has installed large commercial “spray dryers” and other pharmaceutical equipment within the Premises;

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(ii)	that the Premises and the Services have been built specifically to accommodate the load from this equipment.

Clauses 7.5(a), (b) and (c) will not apply to the large commercial “spray dryers” and associated pharmaceutical equipment within the Premises on the Commencing Date.

(e)	If the Landlord at the request of the Tenant upgrades the Services to accommodate any equipment or system which the Tenant wishes to install, the Tenant must pay to the Landlord:

(i)	on demand the entire Cost to the Landlord of those alterations (including consultants’ fees); and

(ii)	if required by the Landlord, the estimated Cost of those alterations before they are commenced.

The Landlord gives no warranty as to the suitability of any such alteration.

7.6	Other activities by Tenant

The Tenant must:

(a)	in respect of Appurtenances on the Premises:

(i)	not use any of them for any purpose other than those for which they were designed;

(ii)	pay to the Landlord all reasonable Costs of making good any damage to any of them arising from any misuse, or otherwise caused, by the Tenant or the Tenant’s Employees;

(b)	not interfere with or obstruct access to any air-conditioning or fire alarm system installed on or servicing the Premises;

(c)	subject to clause 19.7, not affix any television or radio mast, antennae or satellite dish to any part of the Premises without first obtaining the written consent of the Landlord which consent must not be unreasonably withheld or delayed;

(d)	not use or operate any musical or other instrument or other sound or picture producing equipment on the Premises if that instrument or equipment is audible or visible from outside the Premises;

(e)	keep the Premises clean and free of accumulated rubbish, pests and vermin;

(f)	ensure all waste paper or rubbish is deposited in proper receptacles;

(g)	if any infectious illness occurs on the Premises:

(i)	immediately notify the Landlord and all proper Authorities; and

(ii)	where that illness is confined to the Premises, at its Cost thoroughly fumigate and disinfect the Premises to the satisfaction of the Landlord and all relevant Authorities;

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(h)	not permit tobacco smoking within the Premises or any part of the Estate other than in any area (if any) designated by the Landlord from time to time;

(i)	not keep any animals or birds in the Premises;

(j)	not do or carry on in the Premises anything which causes substantial, unreasonable and repeated or ongoing interference to the occupiers or owners of any nearby premises. This clause shall not apply if the Tenant has approval from Warringah Council for the use (and is therefore lawful);

(k)	not hold any auction, bankrupt or fire sale on the Premises;

(l)	not prepare or cook food except in areas which may be provided and which are approved by the Landlord for that purpose;

(m)	use only forklift trucks which have pneumatic or cushioned tyres and not use forklift trucks which have a carrying capacity which exceed 4.5 tonnes or which have steel or hard nylon tyres; and

(n)	not obstruct or use the Common Areas for any purpose other than access and egress.

7.7	Emergency evacuation procedures and drills

The Tenant must at its own Cost and risk comply with all requirements of the Landlord and any Authority in relation to emergency evacuation drills and procedures.

7.8	Securing of Premises

The Tenant must ensure the Premises are securely locked and fastened at all times when the Premises are not occupied.

7.9	Access cards

The Landlord must provide to the Tenant one access card per 10 square metres of area of the Premises.

The Tenant:

(a)	must only provide access cards to employees of the Tenant and must keep current a list of the recipients of any access cards and their status from time to time;

(b)	must immediately on request from the Landlord provide the Landlord with an up-to-date copy of the list referred to in sub-paragraph (a);

(c)	must pay immediately on demand by the Landlord all Costs however arising where any access card is lost, stolen, destroyed or mutilated, including any Cost to or Claim against the Landlord arising from anything done with any stolen or lost access card;

(d)	agrees that all access cards held by the Tenant during its occupancy, whether provided by the Landlord or made or obtained by the Tenant for its own use, must be surrendered to the Landlord on the Date of Termination; and

(e)	must pay for the cost of replacing any lost, stolen, destroyed or mutilated access cards to a maximum of $10.00 per card.

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7.10	Governance

The Tenant:

(a)	represents and warrants that:

(i)	it is not a Prohibited Entity; and

(ii)	it is not owned or Controlled by a Prohibited Entity; and

(iii)	it does not act on behalf of a Prohibited Entity; and

(iv)	to the extent applicable, it will not deal in or with (or has not dealt in or with):

(A)	a Prohibited Entity; or

(B)	an asset or class of assets listed by the Minister for Foreign Affairs under the Charter of the United Nations Act 1945 (Cwlth); and

(b)	agrees to comply with all anti-terrorism legislation in Australia (including Part 4 of the Charter of the United Nations Act 1945 and Part 5.3 of the Criminal Code Act 1995) and the Anti Money Laundering Regulations; and

(c)	agrees to give the Landlord any information which the Landlord requests to ensure that the Landlord is in a position to comply with the Anti Money Laundering Regulations; and

(d)	may not do anything which results in a Prohibited Entity obtaining an interest in this lease or the Premises including by assigning this lease or subletting the Premises.

7.11	Caveats

The Tenant must not:

(a)	lodge a caveat on the title to the Land, except a caveat noting the Tenant’s interest under this lease if this Lease is not registered; or

(b)	allow a caveat lodged by a person claiming through the Tenant to remain on that title.

If the Tenant lodges a caveat permitted by this clause, the Tenant agrees to do everything necessary to permit registration of any dealing if its rights under this lease are protected. The Tenant agrees to withdraw that caveat on the earliest of registration, the transfer or assignment, and expiry or termination of this lease.

7.12	Consent to use and disclose Personal Information

Each party who is an individual consents to its Personal Information being:

(a)	used by the Landlord in connection with the Landlord’s business, including in connection with:

(i)	the purchase, development, sale and leasing of land, including the Land;

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(ii)	the proposed sale of an interest in the Landlord’s business;

(iii)	raising finance;

(iv)	the management of the Land and the Landlord’s portfolio of land;

(v)	internal reporting;

(vi)	reporting to any Related Body Corporate, financier or advisor of the Landlord;

(vii)	direct marketing (such as tenants’ newsletters);

(viii)	the management of this lease; and

(ix)	any use specified in any Privacy Statement; and

(b)	disclosed by the Landlord:

(i)	if required or authorised by law; or

(ii)	to any one or more of the following:

(A)	any Related Body Corporate, financier or advisor of the Landlord;

(B)	any person in connection with a proposed sale of an interest in the Landlord’s business, including purchasers of the Land;

(C)	any agent engaged by the Landlord and notified to the party;

(D)	any contractor or service provider involved in the management or maintenance of the Building or any works in connection with the Building;

(E)	any head landlord or concurrent lessee;

(F)	the owners corporation and, if relevant, the building management committee for the Building,

any of whom may be located outside Australia; or

(iii)	if the party consents.

8.	Signage

8.1	Tenant to have exclusive right

The Tenant shall have the exclusive signage and naming rights for the Building and may display any sign on any external surface of the Premises in keeping with their corporate image and style.

8.2	Signage Obligations

All signage installed by the Tenant requires the Landlord’s Consent and must be installed and maintained at the Tenant’s Cost, provided that:

(a)	the signage is:

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(i)	installed and maintained in a good and workmanlike manner;

(ii)	installed and maintained in accordance with Law, all prescribed or applicable Standards and with the requirements of all relevant Authorities;

(iii)	and

(b)	the Tenant obtains and maintains the consent of all Authorities from time to time required in connection with the installation and operation of the signage and complies with all such consents.

8.3	Maintenance of all Signage

The Tenant must maintain all signage in a good state of repair and in working order.

9.	Maintenance, Repairs, Redecoration and Contamination

9.1	Repairing obligations

(a)	The Tenant must, during the Term, keep the Premises and the Tenant’s Fittings in good repair and condition having regard to their state of repair and condition at the First Occupation Date. That obligation excludes:

(i)	fair wear and tear;

(ii)	damage to the Premises caused by fire, storm or tempest or any other risk covered by any insurance taken out by the Landlord in respect of the Premises (other than where caused or contributed by the act, omission, neglect, default or misconduct of the Tenant or the Tenant’s Employees); and

(iii)	Structural work except where required as a result of the act, omission, negligence or default of the Tenant or the Tenant’s Employees or as a result of the Tenants particular use made of the Premises by the Tenant or the Tenant’s Employees.

(b)	The Tenant must, at its Cost:

(i)	Subject to clause 18.1(a), immediately make good any damage to the Premises caused or contributed to by any act or omission of the Tenant or of the Tenant’s Employees or by its or their use or occupancy of the Premises or by the installation use or removal of the Tenant’s Fittings;

(ii)	immediately replace all glass broken by the Tenant or by any of the Tenant’s Employees;

(iii)	promptly replace all defective lighting within the Premises; and

(iv)

repair or where appropriate replace any of the Landlord’s Fixtures which are broken or damaged by the Tenant or by any of the Tenant’s Employees to the reasonable satisfaction of the Landlord. If the Tenant fails to comply with its obligations under this clause 9.1(b)(iv) after receiving reasonable written notice from the Landlord to do so, the Landlord may (but has no obligation to do so) do that work and the reasonable and proper costs of the Landlord doing such work must be

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paid to the Landlord within 5 Business Days of demand being made by the Landlord to the Tenant for payment. In exercising any rights under this clause, the Landlord must comply with the access requirements detailed in clause 12.

9.2	Notice to Landlord of damage, accident etc.

The Tenant must immediately notify the Landlord of any damage, accident or defect to the Premises or any circumstances likely to result in the same.

10.	Environmental Laws and Contamination

10.1	Environmental Laws

The Tenant must, in relation to the Land:

(a)	comply with Environmental Laws;

(b)	do all things necessary to prevent a breach of any Environmental Law arising out of the Tenant’s use of the Land; and

(c)	promptly notify the Landlord of any material breach of any Environmental Law by the Tenant;

(d)	promptly notify the Landlord if it suspects that the Land or part of the Land has become Contaminated or becomes aware of any incident or circumstance which could result in Contamination of the Land; and

(e)	promptly notify the Landlord of details of notices received by the Tenant (or of which the Tenant is aware) or proceedings commenced involving the Tenant :

(i)	relating to a breach or alleged breach of an Environmental Law relating to the Land; or

(ii)	relating to Contamination of the Land or adjoining lands.

10.2	Vacation of Premises

(a)	When the Tenant vacates or just prior to the Tenant vacating the Land, the Landlord may:

(i)	ensure that the Tenant’s use of the Premises has not resulted in any continuing breach of any Environmental Law;

(ii)	if the Landlord reasonably considers that any Contamination may exist on, in or under the Premises the Landlord may, obtain a Site Report from the Contamination Consultant identifying the nature and extent of the Contamination (if any) on, in or under the Land; and

(iii)	if the Site Report identifies any Contamination on, in or under the Premises the Tenant must, to the extent that the Tenant caused the Contamination, carry out all work required in the Site Report to ensure that the Land and the Premises is suitable for ongoing commercial and industrial use having regard to standards applied by the NSW Environment Protection Authority.

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(b)	If the Site Report identifies that the Tenant caused Contamination and if that Contamination is being remediated (as required under clause 10.2(a)(iii)) after the Date of Termination, the Tenant must continue to pay the Landlord a monthly licence fee equivalent to the Rent and Tenant’s Outgoings Contribution payable immediately before the Date of Termination until such remediation is complete.

(c)	If the Site Report obtained by the Landlord referred to in clause 10.2(a)(iii) identifies Contamination was solely caused by the Tenant, the Tenant must pay to the Landlord on demand the cost of that report. Otherwise the Landlord must pay for that report.

(d)	The Landlord agrees that the Tenant shall not be responsible for remediating any Contamination on, in or under the Premises to the extent that such Contamination has migrated on, in or under the Premises from other land and has not otherwise been caused by the Tenant or the Tenant’s Employees.

10.3	Indemnity for breach of Environmental Law and Contamination

Without limiting any other indemnity given by the Tenant in this Lease, the Tenant indemnifies the Landlord against any liability, loss or expense which the Landlord may incur arising directly or indirectly from:

(a)	any breach of any Environmental Laws by the Tenant in respect of the Premises; and/or

(b)	the presence of any Contamination on the Land,

except to the extent that any such liability, loss or expense,

(c)	is or was directly or indirectly caused by the Landlord, the Landlord’s Employee’s or another third party not being the Tenant, or the Tenant’s Employees; or

(d)	existed before the Commencing Date; or

(e)	was directly or indirectly caused by an event which occurred before the Commencing Date;

(f)	was caused solely as a result of the matters referred to in clause 10.2(d).

11.	Bank Guarantee

11.1	Tenant to provide

On or before the Commencing Date, the Tenant must deliver to the Landlord the First Bank Guarantee, the Second Bank Guarantee and the Third Bank Guarantee securing the performance of the obligations of the Tenant under this Lease.

11.2	Default by Tenant

(a)	If any Event of Default occurs the Landlord may, without prior notice to the Tenant, demand payment under the Bank Guarantee in or towards making good any loss or damage sustained by the Landlord as a result of that event.

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(b)	If the Landlord demands payment under the Bank Guarantee the Tenant must promptly provide a replacement or additional Bank Guarantee equal to the amount demanded or applied by the Landlord under clause 11.3.

(c)	No action by the Landlord under clause 11.3 will operate as a waiver of the relevant Event of Default.

11.3	Tenant to keep current

The Tenant must at all times ensure that any Bank Guarantee is kept current and enforceable.

11.4	Transfer by Landlord

If at any time during the Term the Landlord transfers the Landlord’s interest in the Land the Tenant must at the request and cost of the Landlord provide to the Landlord a replacement Bank Guarantee in favour of the transferee. The Landlord is permitted to deliver the existing Bank Guarantee held by the Landlord under this clause 11 to the transferee.

11.5	Return of First Bank Guarantee

The Landlord must return the First Bank Guarantee to the Tenant promptly following (as appropriate):

(a)	the last to occur of the following:

(i)	the Date of Termination;

(ii)	the making good of all defects and yielding up of the Premises as required by this Lease; and

(iii)	the compliance by the Tenant with all of its obligations under this Lease.

11.6	Return of Second Bank Guarantee

The Landlord must return the Second Bank Guarantee to the Tenant:

(a)	Provided the Tenant is not in breach of an Essential Term of this Lease and the Tenant’s Market Capitalisation at that time is not less than $100 million - on the first anniversary of the Commencing Date; or

(b)	if clause 11.6(a) applies on the next anniversary of the Commencing Date when the Tenant is no longer in breach of an Essential Term of this Lease and the Tenant’s Market Capitalisation at that time is not less than $100 million.

11.7	Return of Third Bank Guarantee

The Landlord must return the Third Bank Guarantee to the Tenant:

(a)	Provided the Tenant is not in breach of an Essential Term of this Lease and the Tenant’s Market Capitalisation at that time is not less than $100 million - on the date which is 18 months after the Commencing Date; or

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(b)	if clause 11.7(a) applies, on the next anniversary of the Commencing Date when the Tenant is no longer in breach of an Essential Term of this Lease and the Tenant’s Market Capitalisation at that time is not less than $100 million.

PART E LANDLORD’S RIGHTS AND OBLIGATIONS

12.	Landlord’s Rights

12.1	Landlord’s right of access

(a)	Subject to clause 12.1(b), clause 12.2, clause 12.6 and clause 16 the Landlord may at all reasonable times on giving to the Tenant 2 business days notice enter the Premises and view the state of repair and condition.

(b)	In the case of an emergency or to secure the Premises the Landlord may enter the Premises without notice at any time (in which case clause 12.1(a) will not apply).

12.2	Approval by Tenant before Access

The Landlord acknowledges that the Tenant will use the Building for the manufacture of pharmaceuticals and will be required to impose high standards of safety, hygiene and cleanliness particularly in respect to laboratories and clean rooms. For this reason, the Landlord and the Landlord’s Employees must not access the Building without the prior approval of the Tenant except in the case of emergencies or to secure the Building. The Tenant may supervise the Landlord’s or the Landlord’s Employees at all times while working in the Building to ensure compliance with the strict regime of safety and cleanliness. The Landlord acknowledges that there may be times when access to the Property (or parts thereof) may not be granted by the Tenant except in the case of emergencies or to secure the Building. The Tenant must act promptly and reasonably in respect of any request made by the Landlord or the Landlord’s Employees for access.

12.3	Enforcement of repairing obligations

Subject to clause 12.1(b) and compliance with clause 12.2, If the Landlord notifies the Tenant of the Tenant’s failure to, repair, replace or clean the Premises in accordance with this Lease and the Tenant fails to rectify the default within a reasonable time the Landlord may elect to do those works or satisfy that obligation and will be entitled to claim any Cost incurred from the Tenant.

12.4	Landlord may enter to repair

If:

(a)	the Landlord wishes to do anything which the Landlord is obliged to do under this Lease; or

(b)	any Authority requires any repair or work to be undertaken on the Premises which the Landlord must or in its absolute discretion elects to do and for which the Tenant is not liable under this Lease, then the Landlord and the Landlord’s Employees may on compliance with the notice requirements in clause 12.2 but subject to clause 12.1(b) enter and carry out any of those works and repairs or do the things which the Landlord is obliged to do. In so

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doing the Landlord must use reasonable endeavours not to cause undue inconvenience to the Tenant or to the conduct of the Tenant’s Business.

12.5	For Sale/Let

The Landlord may place for sale or for lease advertisements on any part of the Premises or the Building and show interested parties through the Premises provided it

(a)	uses reasonable endeavours to minimise inconvenience to the Tenants Business;

(b)	in respect to access to the Premises, it complies with clause 12.2; and

(c)	ensure that any signage does not significantly obscure the windows of the Building.

12.6	Restricted Access

The Landlord may close the Building or restrict access to the Premises in an emergency or where the Landlord considers such action reasonably necessary for the safety of any person or property and the Tenant releases the landlord from all liability in relation to such action.

12.7	Landlord’s Signage

The Landlord may display the Landlord’s business name and logo on a sign or monument on the Premises provided it is of modest size and does not detract from the Tenant’s signage and may enter onto the Premises to maintain that signage.

12.8	Quiet Enjoyment

If the Tenant observes and performs all of its obligations under this Lease the Tenant may occupy and enjoy the Premises, subject to the terms of this Lease, without interruption by the Landlord.

12.9	Services

(a)	Subject to clause 12.2, the Landlord and the Landlord’s Employees may install, maintain, use, repair, alter, service and replace any Services or any part of them including any pipe, duct, wire and plant.

(b)	The Landlord must use best endeavours having regard to actions that would normally be taken by prudent Landlords of similar premises to maintain and keep the Services which are within the control of the Landlord operational at all times and in good order and condition.

12.10	To deal with the Land

Provided that the taking of such action:

(a)	does not impose more onerous obligations on the Tenant or lessen the Tenant’s rights as contained in this Lease; and

(b)	without limiting the generality of clause 12.10(a), does not increase the Outgoings to be paid by the Tenant,

the Landlord may, provided it pays the Tenant’s reasonable solicitor’s costs:

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(c)	subdivide the Land, including under a Shared Scheme law, or grant easements or other rights over it or the Premises; and

(d)	require the Tenant to do everything reasonably necessary (and to procure that any person claiming through the Tenant does everything reasonably necessary), including signing and producing documents and giving consents, to enable the Landlord to exercise these rights; and

(e)	if the Landlord reasonably considers that the same is necessary, require the Tenant to vary this Lease or to surrender this Lease provided that contemporaneously with such surrender the Landlord must grant and the Tenant must accept a new lease containing terms that are substantially the same as the terms contained in this Lease amended to reflect the subdivision.

12.11	Shared Scheme

If the Premises are part of a Shared Scheme:

(a)	the Tenant agrees to give the Landlord copies of any notices issued by the Governing Body promptly after the Tenant receives them; and

(b)	the Tenant agrees to comply with the rules and by-laws of the Shared Scheme provided that such rules and by laws do not impose any more onerous obligations on the Tenant or lessen the Tenant’s rights contained in this Lease; and

(c)	if certain obligations of the Landlord under this lease may only be performed by the Governing Body:

(i)	the Landlord agrees to use all reasonable endeavours to cause the Governing Body to comply with those obligations; and

(ii)	despite the other provisions of this lease, the Landlord is not otherwise obliged to perform those obligations; and

(d)	the Land and the Common Areas include the common property of the Shared Scheme; and

(e)	the Tenant agrees to consent (and agrees to procure that any person claiming through the Tenant consents) to any alteration to the plan relating to the Shared Scheme and to any rules and by-laws of the Shared Scheme, if those alterations do not adversely affect the Tenant’s rights under this lease.

12.12	Structural repair

The Landlord must use best endeavours having regard to actions that would normally be taken by prudent Landlords of similar premises to keep the Premises in sound structural and watertight condition except for damage caused by the Tenant or the Tenant’s Employees.

12.13	Further Construction

(a)	Subject to the Landlord complying with its obligations under clause 12.13(b) in respect of any such works the Landlord reserves the right at any time to:

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(i)	construct or permit the construction of any buildings or works on any part or parts of the Estate (excluding the Premises) and to add to or permit to be added to (whether by the construction of additional storeys or in any other manner) and to vary, alter or reduce or permit to be varied, altered or reduced any buildings, erections, improvements or works in or on the Estate (including the Building) at any time and from time to time as the Landlord sees fit; and

(ii)	vary, modify or relocate any part or parts of the Common Areas resulting from the construction of any buildings or works or otherwise.

(b)	The Landlord must use all reasonable endeavours to ensure that the construction of any building, any works or operations associated with such alterations and additions including dust, noise, the imposition of access restrictions or other undue inconvenience is minimised so that no material disruption is caused to the Tenant or the Tenant’s Business.

12.14	Change of Landlord

(a)	If the Landlord:

(i)	sells its interest in the Land; or

(ii)	grants a concurrent lease over the Premises,

so that the Tenant becomes obliged to perform its obligations under this Lease in favour of another person, then the Tenant must enter into those documents the Landlord or that other person reasonably requires, at the Landlord’s or that other person’s cost, to enable that other person in its name to enforce the benefit of all obligations owed by the Tenant under this Lease provided that such documents do not adversely affect this Lease or the use and enjoyment of the Building by the Tenant or the Tenant’s Employees.

(b)	An obligation owed by the Tenant to the Landlord which is due for performance before an event described in paragraphs 12.14(a) occurs remains owing to the person who is the Landlord at the time that event occurred and not its assignee, tenant or landlord and may be enforced by that person in its own name.

12.15	Landlord’s Warranties

The Landlord warrants that at the Commencing Date, the Landlord is not aware of any Contamination of the Premises other than as disclosed to the Tenant prior to the Tenant’s execution of this Lease.

PART F TENANT’S RESTRICTIONS

13.	Tenant’s Restrictions

13.1	Alterations to Premises

(a)	The Tenant must not make or permit any Proposed Work without the Landlord’s Consent (such consent shall not be unreasonably withheld).

(b)	In seeking the Landlord’s Consent the Tenant must submit to the Landlord plans and specifications of the Proposed Work.

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(c)	If the Landlord consents to any Proposed Work, the Landlord requires (unless it notifies otherwise), as a condition of the Landlord’s Consent, that:

(i)	any Proposed Work will be at the Cost of the Tenant and will be supervised by a person approved by the Landlord;

(ii)	any Proposed Work be carried out in a fit, proper and workmanlike manner and in accordance with plans and specification approved by the Landlord, by contractors or tradesmen approved by the Landlord;

(iii)	the Tenant pay on demand all reasonable Costs incurred by the Landlord in considering the Proposed Work and its supervision, including the fees of architects or other building consultants properly engaged by or on behalf of the Landlord;

(iv)	the Tenant obtains, keeps current and complies with all necessary approvals and permits from all Authorities necessary to enable any Proposed Work to be carried out in accordance with the Law and any applicable Standards. On request by the Landlord the Tenant must give for inspection by the Landlord copies of all those approvals and permits;

(v)	on completion of the Proposed Work the Tenant immediately obtains and gives to the Landlord a copy of any certificates of compliance or satisfactory completion issued by the appropriate Authority or necessary to legally use or occupy the Proposed Work;

(vi)	the Tenant on demand reimburses the Landlord for any Cost incurred by the Landlord as a result of the Proposed Work being carried out, including the Landlord’s Consultants Costs and any Cost resulting modification or variation to the Premises;

(vii)	prior to the Date of Termination the Tenant restores the Premises and all Services to them to their configuration and condition immediately before the Proposed Work was carried out unless the Landlord confirms in writing that such restoration is not required;

(viii)	the Tenant take out contracts works insurance to fully cover the Proposed Work together with any other insurance reasonably required by the Landlord. Such insurances must cover the Landlord’s interest as an insured. The Tenant must provide evidence of such insurance to the Landlord before commencing any work; and

(ix)	such other conditions imposed by the Landlord (acting reasonably).

(d)	The Tenant must at its own Cost comply with all conditions imposed by the Landlord as part of its consent to the Proposed Work.

13.2	Alterations or additions to Landlord’s Fixtures and Services

Subject to clause 13.1, the Tenant must not, without the Landlord’s Consent, install, interfere with or make any connections to the Landlord’s Fixtures, Services or Appurtenances.

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13.3	Flammable Substances

The Tenant must not store or use flammable or explosive substances on or in the Premises unless they are necessary and proper for the Tenant’s Business and the Tenant, at its Cost, complies with all Laws, Standards and Requirements in relation to them.

13.4	Fire Regulations

The Tenant must, at its Cost, comply with all Laws, Standards and Requirements in relation to sprinklers, fire alarms and fire prevention in respect of the Premises beyond the level of compliance relevant for base buildings without fitout (which is the Landlord’s responsibility). The Tenant must ensure that the Premises are compliant with all such Laws, Standards and Requirements as a result of any Proposed Work, partitions, fitout, use, racking, plant equipment and must, if it fails to maintain compliance at its Cost, pay the Landlord all Costs of the Landlord in ensuring compliance.

PART G TRANSFER OF INTEREST

14.	Dealings by Tenant

14.1	No disposal of Tenant’s interest

The Tenant must not assign, sublet, transfer, licence or otherwise deal with or part with possession of the Premises or this Lease, any part of them or any interest in them or attempt to do so unless the Tenant complies with clause 14.2.

14.2	Assignments and subleases

The Tenant will not breach clause 14.1 in respect of a proposed assignment or sublease if:

(a)	there is no subsisting Event of Default at the date of proposed assignment or sublease;

(b)	the Tenant pays to the Landlord all reasonable Costs incurred by the Landlord (whether or not the proposed assignment or sublease proceeds to completion) of and incidental to the proposed assignment or sublease;

(c)	in the case of an assignment, the Tenant proves to the satisfaction of the Landlord that the incoming tenant is respectable, responsible and solvent and capable (financially and otherwise) of complying with the Tenant’s covenants and other terms and conditions of this Lease;

(d)	in the case of a proposed sublease:

(i)	the Tenant proves to the satisfaction of the Landlord (by valuation if required) that the rent payable by the incoming tenant under the sublease is at a rate not less than the then current market rent for the Premises; or

(ii)	if the Landlord in its absolute discretion approves a sublease at a rate less than the then current market rent for the Premises, the Tenant acknowledges that the rate is below current market rent for the Premises in the deed referred to in clause 14.2(e);

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(e)	the Tenant and the incoming tenant enter into a deed with the Landlord in the form reasonably required by the Landlord which includes provisions that the incoming tenant:

(i)	if an assignment:

(A)	the assignee will comply with all of the Tenant’s obligations under this Lease on and from the date of assignment; and

(B)	the Tenant releases the Landlord from all the Landlord’s obligations under this Lease except in respect of any breach by the Landlord of its lease obligations occurring before the date of the assignment; or

(ii)	if a subtenant:

(A)	will not cause or contribute to a breach of this Lease;

(B)	will comply with the terms of this Lease in so far as they affect the subleased premises; and

(C)	will provide such security as the Landlord reasonably requires if the subtenant ever becomes the direct tenant of the Landlord.

(f)	the Tenant and the incoming tenant comply with the Landlord’s reasonable requirements in relation to the documentation, stamping and registration of the proposed assignment or sublease (including as to security); and

(g)	in the case of an assignment, the incoming tenant provides such guarantees (corporate and financial), in a form acceptable to the Landlord (but excluding any personal guarantees), in respect of the obligations and covenants of the incoming tenant.

Despite any other provision in this clause 14, in respect of any proposed assignment of part of this Lease the Landlord may (acting reasonably) withhold its consent to the subletting of part of the Premises notwithstanding that clause 14.2 may otherwise have been complied with.

14.3	Corporate ownership

If the Tenant is a company, other than a company whose shares are listed on any recognised stock exchange, any change, or series of changes, in the shareholding of the Tenant or a holding company of it, effectively altering the control of the Tenant as at the Commencing Date is deemed to be an assignment of this Lease. In that case the Tenant and the holding company must not:

(a)	register, record or enter in their books any transfer of any share or shares in the capital of the Tenant or the holding company;

(b)	deal with any beneficial interest in any such share or shares;

(c)	issue any new share or shares; or

(d)	take or attempt to take any action having the effect:

(i)	of effectively altering the control of the Tenant; or

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(ii)	that the shareholders of the Tenant at the date of this Lease together beneficially hold or control less than 51% of the voting rights of capital in the Tenant, until after the Tenant has complied with the conditions of clause 14.2 as though an assignment was proposed.

14.4	Unit Trust

If the Tenant is the trustee of a unit trust, unless the unit trust is listed on an recognised stock exchange, any change, or series of changes, in the ownership of units in the unit trust or a holding trust effectively altering the control of the unit trust as at the Commencing Date is deemed to be an assignment of this Lease. In that case the Tenant and the holding trust must not:

(a)	register, record or enter in their books any transfer of any unit or units in the Unit Trust or the holding trust;

(b)	deal with any beneficial interest in any such unit or units;

(c)	issue any new unit or units; or

(d)	take or attempt to take any action having the effect:

(i)	of effectively altering the control of the unit trust;

(ii)	that the unitholders in the unit trust at the date of this Lease at any time cease to beneficially hold or control at least 51% of the units in the unit trust,

until after the Tenant has complied with the conditions of clause 14.2 as though an assignment was proposed.

14.5	Charging Tenant’s interest

Subject to clauses 14.6 and 14.7 the Tenant must not mortgage or charge this Lease or the Tenant’s interest in the Premises or goods within the Premises without the Landlord’s Consent (such consent shall not be unreasonably withheld).

14.6	Waiver

The Landlord is not required to sign any form of waiver, consent or release that adversely impacts on its rights and entitlements under this Lease.

14.7	Securing Amortised Items

The Tenant must not grant a mortgage, charge, lease or otherwise deal with any of the Amortised Items.

14.8	No Application to assignment to related Body Corporate

This clause 14 shall not apply to any assignment, transfer, licence or other dealing parting with possession of the Premises or this Lease to a related body corporate of the Tenant provided that:

(a)	the Tenant must notify the Landlord in writing of the proposed dealing to the related body corporate; and

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(b)	the Tenant agrees that it shall not be released from its obligations as Tenant under this Lease upon such a dealing occurring.

PART H INSURANCE, RISK AND INDEMNITY

15.	Insurance and Indemnities

15.1	Insurances to be taken out by Tenant

The Tenant must:

(a)	take out on or before the Commencing Date and keep current during the Term a public risk insurance policy in respect of the Premises, any Car Parking Spaces and any areas licensed or used by the Tenant for an amount in respect of any single event of not less than the amount specified in Item 12 or such other amount as may be notified by the Landlord (acting reasonably) from time to time; and

(b)	insure all plate glass windows and doors forming part of or within the Premises for not less than their full replacement value; and

(c)	other insurances which are required by law or which, in the Landlord’s reasonable opinion, a prudent tenant would take out from time to time as are considered standard for the industry at the relevant time, including those in connection with Tenant’s works on the Premises; and

(d)	ensure that all insurance policies taken or to be taken out under this clause 15:

(i)	are taken out with an independent and reputable and APRA approved insurer which has a Standard & Poors rating of at least ‘A’ or equivalent;

(ii)	contain conditions acceptable to or required by the Landlord and the Landlord’s insurer;

(iii)	are on an occurrence, not a claims made, basis; and

(iv)	contain the names of the Landlord (and if requested by the Landlord, the Landlord’s mortgagee) as insured parties, under those insurance policies for their respective rights and interests under this lease;

(e)	whenever reasonably required by the Landlord, give to the Landlord every policy of insurance to be effected by the Tenant under this clause 15 and a certificate of currency from the insurer; and

(f)	pay all premiums and other money payable in respect of any policy whenever they are due and payable.

15.2	Effect on Landlord’s insurances

(a)	The Tenant must not, without the Landlord’s Consent, do anything to or on the Premises which will or may:

(i)	prejudice any insurance policy;

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(ii)	conflict with any Law, Standard or any Requirement relating to fires or fire safety or prevention or with any insurance policy in respect of the Premises or any property in them.

15.3	Notifications relating to claims

The Tenant agrees to notify the Landlord if:

(a)	an insurance policy required under clause 15.1 is cancelled; or

(b)	an event occurs which gives rise or may give rise to an insurance claim; or

(c)	an insurance claim is refused either in part or in full.

15.4	Exclusion of Landlord’s liability

Subject to the Landlord complying with its obligations under this Lease and except to the extent of any loss and damage caused by the negligence of the Landlord or the Landlord’s Employees:

(a)	all property on the Premises is there at the sole risk of the Tenant. This is not acceptable.

(b)	The Tenant releases the Landlord and the Landlord’s Employees from liability in respect of any:

(i)	Claim relating to any property of the Tenant or any other person on the Premises, the Estate or any part of them; and

(ii)	damage or injury to any person or property on the Premises or on any land in the Estate,

except to the extent that the Claim, damage or injury is caused by the negligence of the Landlord or the Landlord’s Employees.

15.5	Indemnities

The Tenant indemnifies the Landlord in respect of all Claims for which the Landlord is or may become liable, whether during or after the Term, including any deductible payable by the Landlord pursuant to a Claim under any insurance policy, in respect of or arising from:

(a)	any loss, damage or injury to property or person or death to a person caused or contributed to by:

(i)	any wilful or negligent act or omission;

(ii)	any default under this Lease; and/or

(iii)	the use of the Premises, the Building or the Estate,

by or on the part of the Tenant or the Tenant’s Employees except to the extent caused by the negligence of the Landlord or the Landlord’s Employees;

(b)	the negligent use of the Services and facilities of the Premises or the Appurtenances by the Tenant or the Tenant’s Employees or any other person

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claiming through or under the Tenant (except to the extent caused by the negligence of the Landlord or the Landlord’s Employees); and

(c)	any loss, damage or injury relating to plate and other glass caused or contributed to by any act or omission on the part of the Tenant or the Tenant’s Employees;

(d)	to the extent that the same is not caused by the Landlord’s breach of its obligations under this Lease, any overflow or leakage (including rain water or from any Service, Appurtenance or the Landlord’s Fixtures) originating from within the Premises; and

(e)	the failure of the Tenant to notify the Landlord of any material defect in any Service in or to the Estate of which the Tenant is aware.

PART I DAMAGE, ABATEMENT & REINVESTMENT

16.	Damage and Destruction

16.1	Consequences of Damage

(a)	If the Premises or any part of them are damaged or destroyed so that the Premises are wholly or substantially unfit for the occupation and use of the Tenant or (having regard to the nature and location of the Premises and the normal means of access) are wholly or substantially inaccessible then until the Premises have been restored or made fit for the occupation and use of the Tenant or are accessible (as appropriate) the Rent or a proportionate part of the Rent according to the nature and extent of the damage or destruction sustained, abates. The Amortisation Rent will not abate in any circumstances.

(b)	If requested by the Tenant in writing after the damage and destruction occurs, the Landlord must notify the Tenant as to whether it intends or does not intend to reinstate the Premises. Unless the Landlord notifies the Tenant within one month after receipt of that notice that it intends to reinstate the Premises or make the Premises fit for occupation and use or accessible (as appropriate), this Lease may be determined by not less than 30 Business Day’s notice by either party.

(c)	If the Landlord notifies the Tenant of its intention to make good the destruction or damage under paragraph (b) and:

(i)	after that does not do so within a reasonable time (having regard to the nature and extent of the damage or destruction and the time expected to commence and to carry out the necessary works) after allowing for all approvals from Authorities, the Tenant may notify the Landlord of its intention to determine this Lease; and

(ii)	unless the Landlord, after receiving that notice, proceeds with reasonable expedition and diligence to commence or carry out the necessary works, the Tenant may determine this Lease by giving not less than one month’s notice to the Landlord. At the end of that second notice this Lease will be at an end.

(d)	If:

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(i)	the damage or destruction has been caused or contributed to, or arises from, any act or omission of the Tenant or the Tenant’s Employees; or

(ii)	any insurance policy or policies for the Premises has been avoided, or payment of the policy money refused or reduced, as a result of the act or omission of the Tenant or the Tenant’s Employees then the provisions of paragraphs (a), (b) and (c) of this clause do not apply and the Tenant is liable for the damage and loss suffered by the Landlord.

(e)	If, in the Landlord’s opinion, formed at any time in its absolute discretion, the damage to or destruction of the Premises is such that if it is impractical or undesirable to reinstate the Premises or make them fit for the occupation and use of, or render them accessible to, the Tenant, the Landlord may determine this Lease by giving not less than one month’s notice to the Tenant. At the end of that notice this Lease will be at an end.

16.2	Liability

Neither the Landlord nor the Tenant is liable to the other because of the determination of this Lease under clause 16.1. That determination will be without prejudice to the rights of either party in respect of any preceding breach or non-observance of this Lease.

16.3	Dispute

(a)	Any dispute arising under clause 16.1 is to be determined by an appropriate independent person who is:

(i)	agreed between the Landlord and the Tenant and appointed jointly by them; or

(ii)	if they cannot agree, a member of a relevant professional body nominated (at the request of either the Landlord or the Tenant) by the Property Council of Australia Limited (from the division located in the same state as the Premises).

(b)	The appointed person:

(i)	must have substantial experience in relation to premises of a similar type within the area in which the Premises are located or other comparable area; and

(ii)	in making his determination must be instructed to act as an expert and not as an arbitrator.

(c)	The determination is final and binding on the parties.

(d)	The Cost of the determination is to be borne by either or both of the parties (and if by both of the parties in the proportion between them) as the person making the determination decides.

16.4	Landlord not obliged to reinstate

Nothing in this Lease obliges the Landlord to reinstate the Premises or the means of access to them.

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PART J DEFAULT

17.	Default and Consequences

17.1	Events of Default

Each of the following is an event of default (whether or not it is in the control of the Tenant):

(a)	the Rent or any part of it is in arrears and unpaid for 28 days after it is due (whether demanded or not);

(b)	any money (other than Rent) payable by the Tenant to the Landlord is not paid within 28 days of the due date for payment;

(c)	the Tenant fails to perform or observe any of its other obligations under this Lease and has not rectified that failure within a reasonable time after receipt of written notice from the Landlord;

(d)	the Tenant becomes Insolvent;

(e)	the Tenant does not comply with an essential term of this Lease.

17.2	Essential terms

The obligations of the Tenant to:

(a)	pay Rent or any other money payable under this Lease to the Landlord;

(b)	use the Premises only for the Tenant’s Business;

(c)	maintain the Premises and the Tenant’s Fittings under clause 9.1;

(d)	obtain the Landlord’s Consent to any Proposed Work under clause 13.1;

(e)	comply with the prohibition on disposal of interests in clause 14;

(f)	obtain and keep current during the Term insurances as required under clause 15;

(g)	issue and keep current the First Bank Guarantee, the Second Bank Guarantee and the Third Bank Guarantee as required under clause 11; and

(h)	not breach OH&S Law as required under clause 7.3(g).

are essential terms of this Lease.

17.3	Re-entry, termination or conversion

If an Event of Default occurs the Landlord, without prejudice to any other Claim which the Landlord has or may have or could otherwise have against the Tenant or any other person in respect of that default, may:

(a)	subject to any prior demand or notice as is required by Law, re-enter into and take possession of the Premises or any part of them (by force if necessary) and eject the Tenant and all other persons from them, in which event this Lease will be at an end; or

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(b)	by notice to the Tenant terminate this Lease, and from the date of giving that notice this Lease will be at an end; or

(c)	by notice to the Tenant elect to convert the unexpired portion of the Term into a tenancy from month to month, in which event this Lease will be at an end but after that, and until the new tenancy is determined, the Tenant will be a monthly tenant on the same terms as are set out in clause 3.2.

17.4	Landlord may rectify

The Landlord may, but is not obliged to, at any time remedy any default by the Tenant under this Lease and do anything arising from the default that the Landlord considers necessary, provided that the Landlord has first given the Tenant a written notice specifying the default and a reasonable time having regard to the nature of the default within which to remedy the default (and that default has not been remedied) and whenever the Landlord elects to do so all reasonable Costs incurred by the Landlord will be a liquidated debt and must be paid by the Tenant to the Landlord on demand.

17.5	Waiver

(a)	No:

(i)	failure to exercise and no delay in exercising any right, power or remedy under this Lease; or

(ii)	custom or practice existing between the parties in relation to this Lease,

operates as a waiver. No single or partial exercise of any right, power or remedy will preclude any other or further exercise of that or any other right, power or remedy.

(b)	No waiver by the Landlord of one breach of a covenant under this Lease is a waiver of another breach of that same covenant or of any other.

(c)	If the Landlord:

(i)	accepts rent or other money under this lease (before or after termination); or

(ii)	does not exercise or delays exercising any right under this clause; or

(iii)	gives any concession to the Tenant; or

(iv)	attempts to mitigate its loss,

it is not a waiver of any breach or of the Landlord’s rights under this lease. An attempt by the Landlord to mitigate its loss is not a surrender of this lease.

(d)	Any waiver by the Landlord must be in writing to have the effect of constituting a waiver.

17.6	Offer of money after termination

Any money offered by the Tenant after the termination of this Lease under clauses 17.3(a) or (b) and accepted by the Landlord may be and (in the absence of an express election of the Landlord) will be applied on account of:

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(a)	first: any Rent and other money accrued and due under this Lease but unpaid at the date of termination of this Lease; and

(b)	second: the Landlord’s Costs in relation to the termination.

17.7	Interest on overdue money

(a)	The Tenant must pay to the Landlord interest at the Default Rate on any Rent or other money due under this Lease (including money or Costs which are expressed to be payable or reimbursable to the Landlord on demand) but unpaid for 7 days.

(b)	Rent or money falling due for payment but unpaid as a result of a continuing breach of the same covenant bear interest at the rate applicable to the Rent or other money (as appropriate) which was due and unpaid when the breach of the covenant first occurred.

(c)	Interest payable under this clause 17.7 will:

(i)	accrue on a daily basis and be calculated on daily rests;

(ii)	be payable on demand or, if no earlier demand is made, on the first Business Day of each month where an amount arose in the preceding month or months;

(iii)	be calculated from the due date for payment of the Rent or other money (as appropriate) or, in the case of an amount payable by way of reimbursement or indemnity, the date of outlay or loss, if earlier, until the date of actual payment; and

(iv)	be recoverable in the same manner as Rent in arrears.

17.8	Landlord’s entitlement to damages

The Landlord’s entitlement to recover damages from the Tenant or any other person is not limited or affected by any of the following:

(a)	the abandonment or vacation of the Premises by the Tenant;

(b)	the Landlord’s election to re-enter the Premises or terminate this Lease;

(c)	the Landlord’s acceptance of the Tenant’s repudiation; or

(d)	the parties’ conduct (or that of any of their servants or agents) constituting a surrender by operation of Law.

17.9	Indemnity for breach

If this lease is terminated under this clause 17 the Tenant indemnifies the Landlord against any liability or loss arising and any Costs incurred (whether before or after termination of this lease) in connection with the Tenant’s breach of this lease and the termination of this lease including the Landlord’s re-letting costs and the Landlord’s loss of the benefit of the Tenant performing its obligations under this lease from the date of that termination until the Expiry Date and having regard to any incentive or other benefit paid or given by the Landlord:

(a)	to the Tenant as an inducement for the Tenant to enter into this lease; or

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(b)	following termination of this lease, to any replacement tenant of the Premises as an inducement for the replacement tenant to enter into a lease of the Premises.

To the extent that the Landlord’s loss of benefit relates to unpaid future rent, Tenant’s Contribution or any other amounts payable by the Tenant under this lease, any loss is to be discounted back to a net present value calculated as at the date this lease is terminated by applying a discount rate nominated by the Landlord acting reasonably).

The Tenant agrees to pay amounts due under this indemnity on demand from the Landlord.

17.10	Ownership of Amortised Items

Immediately prior to termination arising from an Event of Default or breach of an Essential Term by the Tenant or the acceptance by the Landlord of any repudiation by the Tenant of this Lease:

(a)	Subject to payment under clause 17.10(b) the ownership of any Amortised Items not indicated as being owned by the Landlord become the property of the Tenant; and

(b)	the Tenant must pay to the Landlord the outstanding balance of the Amortisation Rent (assuming this lease had expired through effluxion of time).

PART K END OF LEASE

18.	Make Good

18.1	Tenant not required to make good or remove its fittings

(a)	Subject to clauses 18.1(b) and 18.1(c), at the end (or the termination) of this Lease, the Tenant is not required to make good the premises.

(b)	The Tenant may elect to, but is not obliged to, remove part or all of their fixtures and fittings at the end of the lease or on the Date of Termination (as the case may be).

(c)	The Tenant must leave the Premises in a safe and tidy condition and free of rubbish. If the Tenant fails to do so the Landlord may clean and remove such rubbish and do such other work as maybe reasonably required so that the Premises are safe and/or clean at the Cost of and as agent for the Tenant and recover from the Tenant the Cost to the Landlord of doing so as a liquidated debt payable on demand.

18.2	Tenant not to cause damage

The Tenant must make good any damage caused to the Premises or the Estate in the removal of the Tenant’s Fittings, signage and/or any other signs or advertisements (but only if the Tenant elects to remove these items). For the sake of clarity, clause 18.1 operates at all times and the Tenant has no obligation to make good the premises at the end of this lease.

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18.3	Tenant’s Fittings not removed

If the Tenant elects not to remove the Tenant’s Fittings as provided by clause 18.1(b), the Tenants Fittings become the property of the Landlord and the Landlord may deal with them in the manner the Landlord thinks fit without being liable in any way to account to the Tenant.

In the event of termination under clause 17.3, if the Tenant fails to remove the Tenant’s Fittings within a reasonable time of being requested to do so by the Landlord, the Landlord may:

(a)	cause the Tenant’s Fittings to be removed and stored in the manner the Landlord in its absolute discretion thinks fit at the risk and at the Cost of the Tenant; or

(b)	treat the Tenant’s Fittings as if the Tenant had abandoned its interest in them and they had become the property of the Landlord, and deal with them in the manner the Landlord thinks fit without being liable in any way to account to the Tenant for them.

18.4	Tenant to indemnify and pay Landlord’s Costs

The Tenant:

(a)	indemnifies the Landlord in respect of:

(i)	the removal and storage of the Tenant’s Fittings; and

(ii)	all Claims which the Landlord may suffer or incur at the suit of any person (other than the Tenant) claiming an interest in the Tenant’s Fittings by reason of the Landlord acting in any manner permitted under clause 18.3; and

(b)	must pay to the Landlord as a liquidated debt on demand any Costs incurred by the Landlord in exercising its rights under clause 18.3, including any excess of Costs over money received in the disposal of the Tenant’s Fittings under clause 18.3.

18.5	Rent and other payments to continue

The Tenant must continue to pay the Rent and all other payments payable under this Lease until such time that the Tenant has complied with its obligations under clauses 18.1 and 18.2.

PART L GENERAL

19.	Licence Areas

19.1	Licence

In consideration of the Licence Fee, the Landlord grants the Tenant a non-exclusive licence (the “Licence”) to use the Licence Areas for the purposes those areas were constructed and ancillary to the Tenant’s Business as conducted from the Premises under this Lease including:

(a)	parking of cars in the Car Parking Spaces;

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(b)	loading dock;

(c)	pedestrian and vehicular access ways;

(d)	hard stand areas;

(e)	garbage bins.

19.2	Tenant’s covenants

The Tenant must:

(a)	pay the Licence Fee to the Landlord (if demanded);

(b)	not clean, grease, oil, repair or wash any motor vehicle in the Licence Areas;

(c)	not deposit any rubbish in or about the Licence Areas other than in designated rubbish bins;

(d)	not do or permit any act, matter or thing on the Licence Areas which is likely to be a nuisance, annoyance to the Landlord or other users, occupants or tenants of the Land;

(e)	not do or permit any act, matter or thing on the Licence Areas which might in any way endanger any person or property whether the property of the Landlord or not;

(f)	indemnify the Landlord on demand against all Claims for death of or injury to persons or loss of or damage to property caused by the use of the Licence Areas by the Tenant or the Tenant’s Employees or by a motor vehicle belonging to the Tenant or the Tenant’s Employees in the Licence Areas;

(g)	at all times observe the reasonable requirements from time to time imposed by the Landlord (and notified to the Tenant) in connection with the use of the Licence Areas and must comply with all Laws and Requirements relating to the Licence Areas, the property of the Tenant on it and the Tenant’s use of them on the same terms as the Tenant must comply with Laws and Requirements under clause 7.3;

(h)	agrees that the provisions of clauses 9, 10, 12, 15.1, 15.2, 15.3 and 15.4 of the Lease apply to the Licence with all necessary changes.

19.3	Risk and other provisions

The Tenant agrees that:

(a)	the rights conferred on the Tenant under this clause 19 must not be assigned or sublicensed except with an assignment or sublease of this Lease to the authorised assignee or sublessee of the Lease;

(b)	the rights conferred on the Tenant under this clause 19 do not confer on the Tenant any proprietary estate or interest in the Licence Areas; and

(c)

any motor vehicle or other property in the Licence Areas or otherwise on the Land is there at the risk of the Tenant and the Landlord is not responsible for the theft of or damage to any property or motor vehicle however arising or the

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theft of any of the parts or equipment of any motor vehicle or of any property left or contained in any motor vehicle.

19.4	Parking space levy

(a)	In each Financial Year the Licensee agrees to pay to the Licensor that part of any tax, levy or other charge (not being a land tax) payable by the Licensor in connection with the Car Park which:

(i)	the Landlord (acting reasonably) ascribes to the Car Parking Spaces forming part of the Premises or the Licence Areas; and

(ii)	is not otherwise recoverable from the Licensee under this agreement or any other document.

(b)	At any time during a Financial Year the Landlord may notify the Tenant of the Landlord’s estimate of the amount payable by the Tenant under clause 19.4(a) (“Parking space levy”).

(c)	The Tenant agrees to pay the amount of the Landlord’s estimate to the Landlord within seven days after it receives the notice.

(d)	On the earlier of the day that is seven days after the end of the Financial Year to which the Landlord’s estimate relates and the day this Lease expires or terminates, the Tenant agrees to pay to the Landlord (if the estimate paid is less than the actual amount), or the Landlord agrees to credit the Tenant with, or pay to the Tenant (if the estimate paid is more than the actual amount), any difference between the amount the Tenant has paid and the amount the Tenant should have paid under 19.4(a) (“Parking space levy”).

19.5	Termination

The Licence automatically expires or terminates on the Date of Termination and on that date the Tenant must remove any motor vehicles or any other property belonging to it or the Tenant’s Employees from the Licence Areas. If the Tenant fails to do so, the Landlord may remove those motor vehicles and that property and the Landlord or any person authorised by the Landlord has the authority to do so at the risk and Cost of the Tenant. The Landlord may exercise the same rights it has under clause 18.3 with respect to Tenant’s Fittings with respect to those motor vehicles or that property.

19.6	Access Rights

(a)	The Landlord grants the Tenant a right of pedestrian access in common with the Landlord, other occupiers of the Land and others authorised by the Landlord (the “Access Rights”) over the area marked Access on the Premises Plan (the “Access Area”) for the purpose of travelling from the Premises to the café identified on the Premises Plan.

(b)	The Tenant agrees that the provisions of clauses 19.2(c), 19.2(d), 19.2(e), 19.2(f), 19.2(g), 19.3(a), 19.3(b) and 19.5 shall apply to the Access Rights.

(c)	Subject to clause 19.6(e), the Landlord may close the Access Area or any part of them at any time if the Landlord reasonably considers that to be necessary.

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(d)	Subject to clause 19.6(e), the Tenant agrees that the Landlord may alter or construct improvements in the Access Area as the Landlord considers appropriate. The Landlord will use reasonable endeavours to minimise inconvenience to the Tenant to the extent it is practical to do so.

(e)	The Landlord agrees that in exercising any of its rights under clause 19.6(c) or clause 19.6(d) the Landlord must not prevent the Tenant from having appropriate and convenient access to its Premises.

19.7	Roof

The Landlord grants to the Tenant a non-exclusive licence to use the roof of the Building to place its own communications equipment on the roof which is used in conjunction with the Tenants business.

The Tenant must:

(a)	not do or permit any act, matter or thing on the roof which is likely to be a nuisance, annoyance or obstruction to the Landlord or other users or neighbours;

(b)	not do or permit any act, matter or thing on the roof which may in any way endanger any persons or property whether the property of the Landlord or not;

(c)	indemnify the Landlord on demand against all Claims for death of or injury to persons or loss of or damage to property caused by the use of the roof by the Tenant.

20.	Miscellaneous

20.1	Notices

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Lease:

(a)	must be in writing addressed to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

Landlord

GE Real Estate Investments Australia Pty Ltd

Level 14, NAB House

255 George Street

Sydney NSW 2000

Phone (02) 8915 6900

Fax (02) 8915 6907

Contact   Director - Asset Management Australia and South East Asia

Tenant

Pharmaxis Ltd

Unit 2

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10 Rodborough Road

Frenchs Forest

Attention: Company Secretary

Fax: 61 2 9451 3622

(b)	must be signed by the sender or if a company, by its Authorised Officer; and

(c)	will be taken to have been served:

(i)	in the case of delivery in person, when delivered to or left at the address of the recipient shown in this Lease (as the case may be) or at any other address which the recipient may have notified to the sender;

(ii)	in the case of facsimile transmission, when recorded on the transmission result report unless:

(A)	within 24 hours of that time the recipient informs the sender that the transmission was received in an incomplete or garbled form;

or

(B)	the transmission result report indicates a faulty or incomplete transmission; and

(iii)	in the case of mail, on the third Business Day after the date on which the notice is accepted for posting by the relevant postal authority,

but if service is on a day which is not a Business Day in the place to which the communication is sent or is later than 5.00pm (local time) on a Business Day, the notice will be taken to have been served on the next Business Day in that place.

20.2	Certificate from Authorised Officer of Landlord

A certificate signed by an Authorised Officer of the Landlord is conclusive evidence against the Tenant in the absence of manifest error, as to the amount of money or rate of interest stated in that certificate.

20.3	Costs

(a)	The Tenant must pay its own Costs in connection with the negotiation, preparation and execution of this Lease.

(b)	Without limiting any other rights of the Landlord, the Tenant must pay to the Landlord on demand:

(i)	all stamp duty (including penalties and fines other than those incurred due to the default of the Landlord) and registration fees on this Lease and indemnify the Landlord on demand against any liability for that stamp duty; and

(ii)	all Costs of the Landlord in relation to:

(A)	the actual or contemplated enforcement of, or actual or contemplated exercise, preservation or consideration of any rights, powers or remedies under this Lease; and

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(B)	an Event of Default; and

(iii)	all reasonable Costs of the Landlord in relation to:

(A)	any consent required to or under this Lease (excluding the consent from the Landlord’s mortgagee);

(B)	any actual or proposed assignment or subletting; and

(C)	any surrender or determination of this Lease otherwise than by effluxion of time.

20.4	Severance

Any provision of this Lease which is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or unenforceability. That will not invalidate the remaining provisions of this Lease nor affect the validity or enforceability of that provision in any other jurisdiction.

20.5	Entire agreement

This Lease and the Put and Call Option to Lease contain all the contractual arrangements of the parties with respect to the transactions to which they relate and supersede all earlier conduct by the parties with respect to those transactions.

20.6	Reliance

The Tenant acknowledges and represents that it:

(a)	has had the opportunity to seek disclosure of all material information relating to the transactions dealt with by this Lease;

(b)	has not relied on any conduct by or on behalf of the Landlord in relation to those transactions apart from those set out or referred to in this Lease; and

(c)	has satisfied itself that the location of and access to the Premises is sufficient for its intended use of the Premises.

20.7	Warranty by Tenant

The Tenant warrants to the Landlord that it has obtained any consent or approval from any Authority which may be necessary for the lawful conduct of the Tenant’s Business on the Premises.

20.8	Governing law

This Lease is governed by the laws of the state in which the Premises are located. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.

20.9	Landlord’s consent

In each case where the Tenant is required to obtain the Landlord’s Consent under this Lease:

(a)	that consent may not be withheld or delayed unreasonably by the Landlord unless the relevant clause specifically provides otherwise;

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(b)	the Landlord’s Consent may, if given, be conditional or unconditional, provided that the Landlord acts reasonably;

(c)	that consent must be obtained prior to the relevant event and in writing.

21.	Not used

22.	Break Clause

The Tenant may terminate this Lease at the expiration of 10 years from the Commencing Date by giving at least 12 months prior written notice to the Landlord provided the Tenant:

(a)	it is not in default of the Lease (as required under clause 17.1) at the time of giving the notice and at the termination of the Lease; and

(b)	it pays to the Landlord on the 10th anniversary of the Commencement Date the sum of $490,000.00 plus GST; and

(c)	it pays to the Landlord the outstanding balance of the Amortisation Rent (assuming that this lease had expired through effluxion of time).

If the Tenant fails to comply with the matters referred to in clauses 22(a), 22(b) and 22(c) any notice served by the Tenant under this clause will be of no effect.

23.	Additional Space

(a)	If:

(i)	any office lettable area becomes available in the building known as Building A 20-24 Rodborough Road, Frenchs Forest (the “Adjoining Building”); and

(ii)	Pharmaxis Ltd is the Tenant in physical occupation of the Premises under this Lease; and

(iii)	no other tenants in the Adjoining Building have rights to occupy such areas under a lease or other occupancy arrangements in place at the date of this Lease; and

(iv)	the Landlord is at the relevant time the owner of the Adjoining Buildings,

then, provided that the Tenant is not at the time in breach of its obligations under this Lease, the Landlord must, as soon as reasonably practicable provide the Tenant with notice of the office space (the “Space”) becoming available in Adjoining Building:

(v)	no more than 9 months in advance or less than 6 months of the space becoming available;

(vi)	offering the Tenant a Lease of the Space on the reasonable terms contained in the Landlord’s standard lease used in respect of lettings in the Adjoining Building; and

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(vii)	for a term equal to the balance of the term of this Lease plus option terms or such other term as may be agreed between the Landlord and the Tenant; and

(viii)	at a rent agreed between the Landlord and Tenant and if the Landlord and Tenant are unable to agree the rent within 10 Business Days of the Landlord notifying the Tenant that the Space will become available in the Adjoining Building in accordance with this clause then the rent shall be determined in accordance with clause 4.6 of this Lease.

(b) (i)	The Tenant shall within 20 business days after service of the notice under clause 23(a) provide written notice to the Landlord either accepting or rejecting the lease of the Space. A notice purporting to accept a lease of part of the Space is not a valid notice for the purposes of this clause 23(b)(i) and is of no effect.

(ii)	If the Tenant serves a notice in accordance with clause 23(b)(i) accepting the Landlord’s offer there shall be deemed to be a binding lease on the terms contained in clause 23(a) between the Landlord and the Tenant in respect of the Space the subject of the Landlord’s notice. That Lease commences on the date that the Space becomes available.

(iii)	If the Tenant serves a notice under clause 23(b)(i) advising the Landlord that the Tenant rejects the Landlord’s offer or if the Tenant fails to serve any notice at all in accordance with clause 23(b)(i), the Tenant agrees that the Landlord shall be free to lease or licence the Space to another party and the Tenant shall have no further rights under clause 23(a) to lease the Space.

(c)	If the Landlord sells or otherwise transfers its interest in the Adjoining Building, the Landlord the Tenant and the purchaser or transferee (the New Owner), at the Landlord’s cost, must enter into a deed with (and the Landlord must procure the entry into that deed) by the New Owner pursuant to which the New Owner agrees to be bound by the terms of this clause 23.

24.	Carpeting

(a)	The Tenant may at anytime by written notice after the commencement of Years 5 & 10 require the Lessor to replace the floor coverings in up to 60% of the office component of the Premises.

(b)	The Landlord shall:

(i)	use reasonable endeavours, with the co-operation of the Tenant to undertake the works outside normal Building Hours

(ii)	be liable for all reasonable costs associated with the works, including lifting workstations and around partitions.

(c)	The Tenant shall not be responsible for any repairs or replacement of floor coverings at lease expiry.

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EXECUTION BY THE LANDLORD

Executed by GE Real Estate Investments Australia Pty Ltd

EXECUTED by GE REAL ESTATE INVESTMENTS AUSTRALIA PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:	) ) ) ) )

)
Signature of director	)	Signature of director/company secretary*
	)	*delete whichever is not applicable
)
Name of director (block letters))		Name of director/company secretary* (block letters)
*delete whichever is not applicable

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EXECUTION BY THE TENANT

Executed by Pharmaxis Ltd

EXECUTED by PHARMAXIS LTD in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:	) ) ) )
)
Signature of director	)	Signature of director/company secretary*
	)	*delete whichever is not applicable
)
Name of director (block letters)	) )	Name of director/company secretary* (block letters)
*delete whichever is not applicable

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Attachment 1

Premises plan

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Attachment 2

Amortised Items

Description of Works	Owner of Works	Party responsible for removal of works on determination

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